                                                                   EXHIBIT 10.28


                                                            [CORPORATE PLAZA II]




                                  OFFICE LEASE

                                    BETWEEN


                              I&G HIGHBLUFF, INC.,
                            A DELAWARE CORPORATION,

                                  AS LANDLORD,

                                      AND

                           INTERACTIVE TELESIS, INC.,
                            A DELAWARE CORPORATION,

                                   AS TENANT


                                     DATED:
                                 APRIL 12, 2000


                                   PROPERTY:

                               CORPORATE PLAZA II
                             12636 HIGH BLUFF DRIVE
                          SAN DIEGO, CALIFORNIA 92130



                             NOTICE TO ALL PARTIES:

THE SUBMISSION OF THIS DOCUMENT FOR EXAMINATION, NEGOTIATION, AND/OR SIGNATURE DOES NOT CONSTITUTE AN OFFER TO LEASE, OR A RESERVATION OF, OR AN OPTION FOR THE PREMISES. THIS DOCUMENT SHALL NOT BE BINDING AND IN EFFECT AGAINST EITHER PARTY UNTIL AT LEAST ONE COUNTERPART, DULY EXECUTED BY LANDLORD AND TENANT, HAS BEEN RECEIVED BY EACH OF LANDLORD AND TENANT.

                                TABLE OF CONTENTS


                                                                                    PAGE
                                                                                    ----
LEASE OF PREMISES......................................................................1
BASIC LEASE PROVISIONS.................................................................1
1.  Term...............................................................................4
2.  Rent; Operating Costs; Square Foot Specification...................................4
        2.1     Basic Annual...........................................................4
        2.2     Operating Costs........................................................5
        2.3     Square Footage Specification...........................................8
3.  Delinquent Payment; Handling Charges...............................................8
4.  Security Deposit...................................................................9
5.  Landlord's Obligations.............................................................9
        5.1     Services...............................................................9
        5.2     Restoration Of Services; Abatement.....................................9
        5.3     Utilities Paid By Tenant..............................................10
6.  Improvements; Alterations; Repairs; Maintenance...................................10
        6.1     Improvements; Alterations.............................................10
        6.2     Repairs; Maintenance..................................................10
        6.3     Performance Of Work...................................................11
        6.4     Mechanic's Liens......................................................11
        6.5     Telecommunication Improvements........................................11
7.  Use...............................................................................11
        7.1     Use In General........................................................11
        7.2     Hazardous Materials...................................................12
        7.3     Indemnity.............................................................12
8.  Assignment And Subletting.........................................................12
        8.1     Transfers.............................................................12
        8.2     Consent Standards.....................................................12
        8.3     Request for Consent...................................................12
        8.4     Conditions to Consent.................................................13
        8.5     Cancellation..........................................................13
        8.6     Additional Compensation...............................................13
9.  Insurance; Waivers; Subrogation; Indemnity........................................14
        9.1     Insurance.............................................................14
        9.2     Waiver Of Subrogation.................................................14
        9.3     Indemnity.............................................................15
10. Subordination; Attornment; Notice To Landlord's Mortgagee.........................15
        10.1    Subordination.........................................................15
        10.2    Attornment............................................................15
        10.3    Notice To Landlord's Mortgagee........................................16
11. Rules And Regulations.............................................................16
12. Condemnation......................................................................16
        12.1    Total TakingTotal Taking..............................................16
        12.2    Partial Taking - Tenant's Rights......................................16
        12.3    Partial Taking - Landlord's Rights....................................16
        12.4    Award.................................................................17
        12.5    Non-Application Of Certain Laws.......................................17
13. Fire Or Other Casualty............................................................17
        13.1    Repair Estimate.......................................................17
        13.2    Tenant's Rights.......................................................17
        13.3    Landlord's Right To Terminate.........................................17
        13.4    Repair Obligation.....................................................17
        13.5    Abatement Of Rent.....................................................18
        13.6    Non-Application Of Certain Laws.......................................18
14. Parking...........................................................................18
15  Events Of Default.................................................................18
        15.1    Rent..................................................................18
        15.2    Abandonment...........................................................18
        15.3    Estoppel Certificate..................................................18

        15.4    Non-Performance.......................................................18
        15.5    Insolvency............................................................18
        15.6    Guaranty..............................................................19
        15.7    Default...............................................................19
16. Remedies..........................................................................19
        16.1    Termination...........................................................20
        16.2    Continuation..........................................................20
        16.3    Cumulative Remedies...................................................20
        16.4    Re-Entry Not Termination..............................................20
        16.5    Landlord's Rights To Cure.............................................20
17. Payment By Tenant; Non-Waiver.....................................................21
18. Surrender Of Premises.............................................................21
19. Holding Over......................................................................21
20. Certain Rights Reserved By Landlord...............................................21
21. Substitution Space................................................................22
22. Miscellaneous.....................................................................22
        22.1    Landlord Transfers And Liability......................................22
        22.2    Force Majeure.........................................................22
        22.3    Brokerage.............................................................22
        22.4    Estoppel Certificates.................................................23
        22.5    Notices...............................................................23
        22.6    Separability..........................................................23
        22.7    Amendments; And Binding Effect........................................23
        22.8    Quiet Enjoyment.......................................................23
        22.9    No Merger.............................................................24
        22.10   No Offer..............................................................24
        22.11   Entire Agreement......................................................24
        22.12   Waiver Of Jury Trial..................................................24
        22.13   Joint And Several Liability...........................................24
        22.14   Financial Reports.....................................................24
        22.15   Landlord's Fees.......................................................24
        22.16   Telecommunications....................................................24
        22.17   Confidentiality.......................................................25
        22.18   Authorized Signatory..................................................25
        22.19   Landlord's Default....................................................25
        22.20   Interpretation........................................................25
        22.21   Signage...............................................................25
        22.22   Directory Board.......................................................26
        22.23   List Of Exhibits......................................................26
23. Extension Option..................................................................26
        23.1    Grant Of Option.......................................................26
        23.2    Basic Annual Rent.....................................................26
        23.3    Conditions To Exercise................................................27

        EXHIBIT     SECTION
        -------     -------
        A           Premises....................................................Preamble
        B           Work Letter Agreement............................................1.2
        C           Standards for Utilities and Services.............................5.1
        D           Insurance Requirements...........................................9.1
        E           Building Rules and Regulations....................................11

                                  OFFICE LEASE

        THIS OFFICE LEASE ("LEASE") is made between I&G HIGHBLUFF, INC., a Delaware corporation ("LANDLORD"), and the Tenant described in Item 1 of the Basic Lease Provisions, as of April 12, 2000 (the "DATE OF THIS LEASE").

                                LEASE OF PREMISES

        Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to all of the terms and conditions set forth herein, those certain premises (the "PREMISES") described in Item 2 of the Basic Lease Provisions and as shown in the cross-hatched markings in the floor plan attached hereto as Exhibit "A." The Premises are located in that certain office building (the "BUILDING") known as Corporate Plaza II North, whose street address is 12636 High Bluff Drive, San Diego, California, 92130. The Building is located on that certain land (the "LAND") which is also improved with a second office building adjacent to the Building known as Corporate Plaza II South, together with landscaping, parking facilities and other improvements and appurtenances. The Land, together with all such improvements and appurtenances and the Corporate Plaza II North and Corporate Plaza II South buildings are collectively referred to herein as the "PROJECT." However, Landlord reserves the right to make such changes, additions and/or deletions to the Land, the Building and the Project as it shall determine from time to time.

                             BASIC LEASE PROVISIONS

1.      Tenant: Interactive Telesis, Inc., a Delaware corporation ("TENANT")

2. Description of Premises: Suite: 200 (the Premises is shown cross-hatched on Exhibit "A") Rentable Area: approximately 13,686 square feet (See
        Section 2.3)

3.      Tenant's Proportionate Share of Excess Operating Costs: 23.38% (See
        Section 2.2)

4.      Basic Annual Rent (See Section 2.1):

        (a)    Months 1-12:

               (i)    Basic Annual Rent: $410,580.00

               (ii) Monthly Installment of Basic Annual Rent: $34,215.00 ($2.50 per square foot of rentable area)

               (iii)  Partial Lease Month Basic Annual Rent: $1,140.50 per day

               (iv)   Installment payable upon execution: $34,215.00

        (b)    Months 13-24:

               (i)    Basic Annual Rent: $420,433.92

               (ii) Monthly Installment of Basic Annual Rent: $35,036.16 ($2.56 per square foot of rentable area)

        (c)    Months 25-36:

               (i)    Basic Annual Rent: $430,287.84

               (ii) Monthly Installment of Basic Annual Rent: $35,857.32 ($2.62 per square foot of rentable area)

        (d)    Months 37-48:

               (i)    Basic Annual Rent: $440,141.76

               (ii) Monthly Installment of Basic Annual Rent: $36,678.48 ($2.68 per square foot of rentable area)

        (e)    Months 49-60:

               (i)    Basic Annual Rent: $449,995.68

               (ii) Monthly Installment of Basic Annual Rent: $37,499.64 ($2.74 per square foot of rentable area)

5.      INTENTIONALLY DELETED.

6. Security Deposit: $37,499.64; payable upon Lease execution by Tenant (See Section 4)

7.      Base Year: 2000 (See Section 2.2).

8.      (a)    Initial Term: Five (5) Lease Years and zero (0) months (See
               Section 1)

        (b) Option(s) to extend the term: One (1) Option for five (5) Lease Years (See Section 23)

9.      Target Commencement Date: June 1, 2000 (See Section 1.3)

10. Landlord's Broker: Jones Lang LaSalle Americas, Inc. (See Section 22.3) Tenant's Broker: Irving Hughes (D. Marino)

11. Permitted Use: General office use, consistent with a first class office project (See Section 7)

12. Number of Parking Spaces: Fifty-five (55) total; seven (7) covered and reserved, and forty-eight (48) uncovered and unreserved (See Section 14)

13.     Addresses for Notices (See Section 22.5):

        To Tenant:   Prior to occupancy of           After occupancy of the
                     the Premises:                   Premises:
                     Interactive Telesis, Inc.       Interactive Telesis, Inc.
                     535 Encinitas Boulevard,        12636 High Bluff Drive,
                     Suite 116                       Suite 200
                     Encinitas, California 92924     San Diego, California 92130
                     Attn: William R. Adams          Attn: William R. Adams
                     FAX: (760) 632-1790             FAX: (858) 523-4001
                                                     Voice (858) 523-4002

        To Landlord: I&G Highbluff, Inc.
                     c/o Jones Lang LaSalle
                     12626 High Bluff Drive, Suite 440
                     San Diego, California 92130
                     Attn: Elizabeth K. Lorscheider
                     FAX: (858) 794-8602

14. All payments payable to Landlord under this Lease shall be sent to the following address or to such other address as Landlord may designate.

               I&G Highbluff, Inc.
               c/o Jones Lang LaSalle
               Post Office Box 71309
               Chicago, Illinois 60694-1309

15.     Guarantor: None

16. Tenant Improvement Allowance: $10.00 per rentable square foot of the Premises, not to exceed $136,860.00, payable by Landlord in accordance with the Work Letter Agreement attached hereto as Exhibit "B."

        IN WITNESS WHEREOF, the parties hereto have executed this Lease, consisting of the foregoing Basic Lease Provisions, the provisions of the Standard Lease Provisions (the "STANDARD LEASE PROVISIONS") (consisting of Sections 1 through 23 which follow) and Exhibits "A" through "E," inclusive, all of which are incorporated herein by this reference. In the event of any conflict between the provisions of the Basic Lease Provisions and the provisions of the Standard Lease Provisions, the Standard Lease Provisions shall control. Any initially capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Standard Lease Provisions.


"LANDLORD"

I&G HIGHBLUFF, INC.,
a Delaware corporation

By: JONES LANG LASALLE AMERICAS, INC.,
    as Agent for I&G Highbluff, Inc.


By: /s/ JEFFREY B. INGHAM
    ----------------------------------

Name:  Jeffrey B. Ingham
      --------------------------------

Title: Vice President
       -------------------------------


"TENANT"

INTERACTIVE TELESIS, INC.,
a Delaware corporation

By: /s/ DONALD E. CAMERON
    ----------------------------------

Name:  Donald E. Cameron
      --------------------------------

Title: CEO
       -------------------------------

By: /s/ WILLIAM ADAMS
    ----------------------------------

Name:  William Adams
      --------------------------------

Title: CFO
       -------------------------------

                            STANDARD LEASE PROVISIONS


1.      TERM.

        1.1. Unless earlier terminated in accordance with the provisions hereof, the initial term of this Lease shall be the period shown in Item 8(a) of the Basic Lease Provisions; provided, however, in the event the Commencement Date (defined below) occurs on a date other than the first day of a calendar month, there shall be added to the term the partial month (the "PARTIAL LEASE MONTH") from the Commencement Date to the first day of the calendar month following the Commencement Date. As used herein, "TERM" shall refer to the initial term described in Item 8(a) of the Basic Lease Provisions, and provided the same is duly exercised and commences, the Extension Term(s), if any, described in Item 8(b) of the Basic Lease Provisions.

        1.2. Subject to the provisions of this Section 1, the term shall commence on the date (the "COMMENCEMENT DATE") which is the earlier of the date Landlord delivers the Premises to Tenant or the date Tenant takes possession or commences use of the Premises for any business purpose (including moving in). Landlord shall be deemed to have delivered the Premises to Tenant on the date determined by Landlord's Space Planner to be the date of substantial completion of the Tenant Work (defined in the Work Letter Agreement attached hereto as Exhibit "B"). Notwithstanding the foregoing, in the event that Landlord is delayed in delivering the Premises by reason of any act or omission of Tenant, the term shall commence (unless Tenant takes possession or commences use of the Premises prior thereto) on the date the Premises would have been delivered by Landlord had the Tenant Delay(s) not occurred. This Lease shall be a binding contractual obligation effective upon execution hereof by Landlord and Tenant, notwithstanding the later commencement of the term of this Lease.

        1.3. Landlord may deliver the Premises to Tenant prior to, on or after the Target Commencement Date described in Item 9 of the Basic Lease Provisions. Landlord shall use reasonable efforts to give Tenant at least seven (7) days notice of the date upon which, in Landlord's good faith opinion, the Commencement Date shall occur; provided, however, that in the event the Commencement Date is delayed or otherwise does not occur on the date specified, or no such notice is given, this Lease shall not be void or voidable, the term of this Lease shall not be extended, and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. At any time during the term, Landlord may deliver to Tenant Landlord's standard form document for Tenant's acknowledgment and confirmation of the Commencement Date, the Lease expiration date, and such other Lease information and terms that Landlord deems desirable for its business purposes, which form document Tenant shall execute and deliver to Landlord within five (5) days of receipt thereof.

2.      RENT; OPERATING COSTS; SQUARE FOOT SPECIFICATION.

        2.1.   BASIC ANNUAL RENT.

               2.1.1. Subject to the provisions of this Section 2.1, Tenant agrees to pay during the Partial Lease Month and each Lease Year (defined below) of the term of this Lease as Basic Annual Rent ("BASIC ANNUAL RENT") for the Premises the sums shown for such periods in Item 4 of the Basic Lease Provisions. For purposes of this Lease, a "LEASE YEAR" shall be each 12 calendar month period commencing on (i) the Commencement Date (or an anniversary thereof) if the Commencement Date occurs on the first day of a month, or otherwise (ii) the first day of the calendar month following the Commencement Date (or an anniversary thereof).

               2.1.2. Except as expressly provided to the contrary herein, Basic Annual Rent shall be payable in equal consecutive monthly installments, in advance, commencing on the Commencement Date and continuing on the first day of each calendar month thereafter. The first full monthly installment of Basic Annual Rent, described in Item 4(a)(iv) of the Basic Lease Provisions, shall be payable upon Tenant's execution of this Lease. If the Commencement Date is a day other than the first day of a calendar month, then the Rent (defined below) for the Partial Lease Month (the "PARTIAL LEASE MONTH RENT") shall be calculated on the per diem basis shown therefor in Item 4(a)(iii) of the Basic Lease Provisions for the number of days between (but including) the Commencement Date and the first day of the next calendar month. The Partial Lease Month Rent shall be payable by Tenant prior to the date that Tenant takes possession or commences use of the Premises for any business purpose (including moving in). Basic Annual Rent, all forms of additional rent payable hereunder by Tenant and all other amounts, fees, payments or charges payable hereunder by Tenant shall (i) each constitute rent payable hereunder (and shall sometimes collectively be referred to herein as "RENT"), (ii) be payable to Landlord when due without any prior demand therefor in lawful money of the United States, and, except as may be expressly provided to the contrary herein, without any offset or deduction whatsoever, and (iii) be payable to Landlord at the address described in Item 14 of the Basic Lease Provisions or to such other person or to such other place as Landlord may from time to time designate in writing to Tenant.

        2.2.   OPERATING COSTS.

               2.2.1. Subject to the provisions of this Lease, if Operating Costs (defined below) for the Building for any calendar year all or any portion of which occurs during the term of this Lease (an "EXPENSE YEAR") exceed Base Operating Costs (defined below), Tenant shall pay to Landlord pursuant to this
Section 2.2 as additional rent an amount equal to Tenant's Proportionate Share (defined below) of such excess.

               2.2.2. "BUILDING OPERATING COSTS" means any and all Operating Costs incurred or payable by Landlord that are directly and separately identifiable to the ownership, repair, replacement, operation, management, or maintenance of the Building.

               2.2.3. "OUTSIDE COMMON AREA OPERATING COSTS" means any and all Operating Costs incurred or payable by Landlord in the ownership, repair, replacement, operation, management or maintenance of the Outside Common Area.

               2.2.4. "OUTSIDE COMMON AREA" refers to all those areas within the Project that are not within any building or not part of any building or its foundation, and including within the definition of building all outside stair entries, equipment rooms and equipment shelters used in common by tenants of that building. The Outside Common Area shall include, but not be limited to, landscaped areas, planters, walkways, parking and driveway areas and the surfaces thereof, grass areas, drainage devices, monument signs, bicycle racks and flagpoles, if any. All tenants and their invitees shall have the non-exclusive right to the use and enjoyment of the public portions of the Outside Common Area in conjunction with other owners, tenants and their invitees within Corporate Plaza II, subject to the rules and regulations of Landlord and any covenants, conditions and restrictions currently or hereinafter recorded against the Land. For purposes of this Lease, the Outside Common Area of the Project will be maintained by Landlord as one unit to give a uniform appearance to the Project. In order to equitably divide the Outside Common Area Operating Costs, each of Corporate Plaza II North and Corporate Plaza II South shall be allocated fifty percent (50%) of the Outside Common Area Operating Costs, such allocation being based upon the estimated square footage of each such building. In the event Landlord exercises any of its rights under Section 20 hereof, Landlord reserves the right to revise this allocation as necessary.

               2.2.5. "TENANT'S PROPORTIONATE SHARE" of Operating Costs is, subject to the provisions of this Section 2.2, the percentage number described in Item 3 of the Basic Lease Provisions. Tenant's Proportionate Share represents a fraction, the numerator of which is the number of square feet of rentable area in the Premises specified in Item 2 of the Basic Lease Provisions, and the denominator of which is the number of square feet of rentable area in the Building, as reasonably determined by Landlord.

               2.2.6. "BASE OPERATING COSTS," during the term of this Lease including, without limitation, any Extension Term, equals (a) the actual Operating Costs for the Building for the Base Year, plus (b) the Building's allocable share of the Outside Common Area Operating Costs for the Base Year.

               2.2.7. "OPERATING COSTS" (which includes the Building Operating Costs and the Building's allocable share of the Outside Common Area Operating Costs) means all costs, expenses and obligations incurred or payable by Landlord because of or in connection with the operation, ownership, repair, replacement, restoration, management or maintenance of the Building and the Building's allocable share of the Outside Common Area during or allocable to any Expense Year during the term of this Lease, all as determined by generally accepted accounting principles, consistently applied, including without limitation the following:

                      2.2.7.1. All real property taxes, assessments, license fees, excises, levies, charges or impositions and other similar governmental ad valorem or other charges levied on or attributable to the Project or its ownership, operation or transfer, and all taxes, charges, assessments or similar impositions imposed in lieu or substitution (partially or totally) of the same (collectively, "REAL ESTATE TAXES"). "REAL ESTATE TAXES" for the Project shall be allocated equally between Corporate Plaza II North and Corporate Plaza II South, and shall also include all taxes, assessments, license fees, excises, levies, charges or similar impositions (A) on any interest of Landlord, any mortgagee of Landlord in the Project, the Premises or in this Lease, or on the occupancy or use of space in the Project or the Premises; (B) on the gross or net rentals or income from the Project, the Rent received hereunder, or on Landlord's "RIGHT" or "RIGHTS" to any of the foregoing or on Landlord's business of leasing the Premises, the Building or the Project, including, without limitation, any gross income tax, excise tax, sales tax or gross receipts tax levied by any federal, state or local governmental entity with respect to the receipt of Rent or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Project or portions thereof; (C) measured by the gross square footage of the Project, the Premises, or any portion thereof, or by the number of actual, estimated or potential occupants of the Project, the number of vehicular trips generated by or associated with the Project, or the number of parking spaces contained within the Project, or for any transportation, arts, housing or environmental plan, fund or system instituted within or for any geographic area in which the Building is located, or any similar measure; (D) on the transfer of or the transaction represented by this Lease or any lease of space in the Project or on any document creating or transferring an interest in this Lease; (E) on the construction, removal or alteration of improvements in the Project; (F) pursuant to any governmental or private assessment or agreement for the provision of amenities, services or rights of use, whether or not exclusive, public, quasi-public, private or otherwise made available on a shared use basis, including amenities, services or rights of use such as fire protection, police protection, street, sidewalk, lighting, sewer or road maintenance, refuse removal or janitorial services or for any other service, without regard to whether such services were formerly provided by governmental or quasi-governmental agencies to property owners or occupants at no cost or at minimal cost; (G) on any fixtures, machinery, equipment, systems, furniture and other personal property used in connection with the Project; (H) any possessory taxes charged or levied in lieu of real estate taxes; or (I) related to any transportation plan, fund or system instituted within the geographic area of the Project or otherwise applicable to the Premises, the Project or any portion thereof. Real Estate Taxes shall not include taxes on Landlord's net income including state franchise taxes or any inheritance, estate, or gift taxes, unless the same are charged or levied in lieu of real estate taxes.

                      2.2.7.2. The cost of all utilities (including taxes and other charges incurred in connection therewith), fuel, supplies, equipment, tools, materials, service contracts, janitorial services, waste and refuse disposal, gardening and landscaping, and insurance (with the nature and extent of such insurance to be carried by Landlord to be determined by Landlord in its sole and absolute discretion); compensation and other fringe benefits of all persons (including independent contractors) who perform services connected with the operation, maintenance or repair of the Project, personal property taxes on and maintenance and repair of equipment and other personal property used in connection with the operation, maintenance or repair of the Project, costs incurred for administration and management of the Project, whether by Landlord or by an independent contractor, and other management office operational expenses (including, without limitation, a management fee), rental expenses for or a reasonable allowance for depreciation of, personal property used in the operation, maintenance or repair of the Project, license, permit and inspection fees; and all inspections, activities, alterations and improvements or other matters required by any governmental or quasi-governmental authority or by applicable law, for any reason, including, without limitation, capital improvements, whether capitalized or not; all capital improvements made to the Project or any portion thereof by Landlord (A) of a personal property nature and related to the operation, repair, maintenance or replacement of systems, facilities, equipment or components of, or which service the Project or portions thereof, (B) required or provided in connection with any law, ordinance, rule, regulation, or insurance requirement enacted or enforced after the date of this Lease, (C) which are designed to improve the operating efficiency of the Project, or (D) determined by Landlord to be required to keep pace or be consistent with safety or health advances or improvements not commonly incorporated in office projects at the time of initial construction of the Project (with such capital costs to be amortized over such periods as Landlord shall determine (but which shall be generally consistent with the practices of institutional office project owners) with a return on capital at such rate as would have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements); the cost of air conditioning, heating, ventilating, plumbing, sign, electrical, mechanical and elevator maintenance and repair, and common area repair, resurfacing, replacement operation and maintenance; security services, if any, deemed appropriate by Landlord, and any other cost or expense incurred or payable by Landlord in connection with the operation, ownership, repair, replacement, restoration, management or maintenance of the Project.

                      2.2.7.3. Operating Costs shall not include (i) depreciation of the Project; (ii) payments of principal and interest on any loans secured by the Project, commissions paid for leasing, building construction permits and fees, or costs of alteration of the Project (except as set forth in 2.2.7.2 above); (iii) any expenses paid by Tenant directly to third parties, or as to which Landlord is otherwise reimbursed by any third party, any other tenant or insurance proceeds; (iv) advertising and promotional expenditures; and (v) tax penalties incurred as a result of Landlord's negligence or inability or refusal to make payments when due.

               2.2.8. Operating Costs for any Expense Year during which actual occupancy of the Project is less than 100% of the rentable area of the Project shall be appropriately adjusted, in accordance with generally accepted accounting principles, to reflect 100% occupancy of the existing rentable area of the Project during such period. In the event (i) the Commencement Date shall be a date other than January 1, (ii) the date fixed for the expiration of the term shall be a date other than December 31, (iii) of any early termination of this Lease, or (iv) of any increase or decrease in the size of the Premises, the Building or the Project, then in each such event, an appropriate adjustment in the application of this Section 2.2 shall, subject to the provisions of this Lease, be made by Landlord to reflect such event on a basis determined by Landlord to be consistent with the principles underlying the provisions of this
Section 2.2.

               2.2.9. Prior to the commencement of (and from time to time during) each calendar year of the term following the Commencement Date, Landlord shall give to Tenant written estimates of Tenant's Proportionate Share of (i) the projected excess, if any, of the Operating Costs for the Building for such year over the Base Operating Costs, and (ii) gas and electricity provided to the Premises pursuant to Section 5.3 below. Commencing with the first day of the calendar month following the month in which such estimate was delivered to Tenant, Tenant shall pay such estimated amounts (less amounts, if any, previously paid toward such excess or gas and electricity for such year) to Landlord in equal monthly installments over the remainder of such calendar year, in advance on the first day of each month during such year (or remaining months, if less than all of the year remains). Subject to the provisions of this Lease,


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

Landlord shall endeavor to furnish to Tenant within a reasonable period after the end of each calendar year, statements (each a "RECONCILIATION STATEMENT") indicating in reasonable detail (i) the excess of Operating Costs over Base Operating Costs for such period, and (ii) the actual gas and electrical usage for such period, and the parties shall, within thirty (30) days thereafter, make any payment or allowance necessary to adjust Tenant's estimated payments to Tenant's actual share of such excess and Tenant's actual share of the gas and electricity as indicated by such annual Reconciliation Statements. Any payment due Landlord shall be payable by Tenant within ten (10) days of demand from Landlord. Any amount due Tenant shall be credited against installments next becoming due under this Section 2.2.9 or Section 5.3, as appropriate.

               2.2.10. Tenant shall pay ten (10) days before delinquency all taxes and assessments levied against any personal property or trade fixtures of Tenant in or about the Premises. If any such taxes or assessments are levied against Landlord or Landlord's property or if the assessed value of the Project is increased by the inclusion therein of a value placed upon such personal property or trade fixtures, Tenant shall, within ten (10) days of demand, reimburse Landlord for the taxes and assessments so levied against Landlord, or any such taxes, levies and assessments resulting from such increase in assessed value.

               2.2.11. Any delay or failure of Landlord in (i) delivering any estimate or statement described in this Section 2.2, or (ii) computing or billing Tenant's Proportionate Share of excess Operating Costs shall not constitute a waiver of its right to subsequently deliver such estimate or statement, require any increase in Rent contemplated by this Section 2.2, or in any way waive or impair the continuing obligations of Tenant under this Section
2.2. Without limiting the generality of the foregoing, Landlord may at any time during the term hereof recalculate and correct the amount of Tenant's Proportionate Share of excess Operating Costs applicable to any Expense Year during the term, and Tenant shall pay any amount so recalculated or corrected within ten (10) days of demand by Landlord. Subject to the provisions of this
Section 2.2, provided that Tenant is not then in default hereunder, Tenant shall have the right, for a period of sixty (60) days following the delivery of such Reconciliation Statement (or any statement recalculating or revising the same), after reasonable notice to Landlord and at reasonable times, to inspect Landlord's accounting records for the Expense Year covered by such Reconciliation Statement at the accounting office of Landlord's management company. If after such inspection, Tenant disputes any additional rental indicated on such Reconciliation Statement, and upon Tenant's written request therefor, a certification as to the proper amount of Operating Costs for such Expense Year and the amount due to or payable by Tenant with respect thereto shall be made by an independent certified public accountant selected by Landlord. Such certification shall be final and conclusive as to all issues relating to Operating Costs in dispute between the parties. Tenant agrees to pay the cost of such certification and the investigation with respect thereto unless it is determined that the Operating Costs stated in such Reconciliation Statement were overstated in Landlord's favor by five percent (5%) or more, in which case, Landlord shall pay the cost of same. Tenant waives the right to dispute or contest, and shall have no right to dispute or contest, any matter relating to the calculation of Operating Costs or other forms of Rent under this
Section 2.2 (and waives the right to inspect Landlord's records with respect thereto) with respect to each Expense Year for which a Reconciliation Statement is given to Tenant if no claim or dispute with respect thereto is asserted by Tenant in writing to Landlord within sixty (60) days of delivery to Tenant of the original or most recent Reconciliation Statement with respect thereto.

               2.2.12. Subject to the provisions of this Section 2.2, the rights and obligations of Landlord and Tenant with respect to payments to be made hereunder in regard to excess Operating Costs incurred or allocable to periods prior to the expiration or sooner termination of this Lease shall survive such expiration or termination.

        2.3. SQUARE FOOTAGE SPECIFICATION. The parties agree that for all purposes hereunder the Premises shall be stipulated to contain the number of square feet of rentable area described in Item 2 of the Basic Lease Provisions.

3. DELINQUENT PAYMENT; HANDLING CHARGES. In the event Tenant is more than five (5) days late in paying any amount of Rent or any other payment due under this Lease, then without the need for any further notice to Tenant, Tenant shall pay Landlord, within ten (10) days of Landlord's written demand therefor, a late charge equal to five percent (5%) of the delinquent


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

amount. Following the occurrence of three instances of payment of Rent more than ten (10) days late in any twelve (12) month period, Landlord may, without prejudice to any other rights or remedies available to it, upon written notice to Tenant, (i) require that all remaining monthly installments of Rent shall be payable three (3) months in advance; and in addition, or in the alternative, at Landlord's election, (ii) require that Tenant increase the amount of the Security Deposit (if any) by an amount equal to one month's installment of Basic Annual Rent. In addition, any amount due from Tenant to Landlord hereunder which is not paid within thirty (30) days of the date due shall bear interest at an annual rate (the "DEFAULT RATE") equal to five percent in excess of the discount rate being charged by the Federal Reserve Bank of San Francisco on advances to member banks pursuant to Sections 13 and 13(a) of the Federal Reserve Act, as amended, as of the twenty-fifth (25th) day of the month preceding the date hereof (or such lesser amount as shall be the maximum interest rate then permitted by applicable Law). The payment of such interest by Tenant shall not constitute a waiver of any default by Tenant hereunder.

4. SECURITY DEPOSIT. Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord the amount of Security Deposit specified in Item 6 of the Basic Lease Provisions, which shall be held by Landlord to secure Tenant's performance of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon a default or an Event of Default (defined in Section 15). If Tenant defaults with respect to any provision of this Lease, including, without limitation, the provisions relating to the payment of Rent or the cleaning or restoration of the Premises upon the termination of this Lease, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit (i) for the payment of any Rent or any other sum in default,
(ii) for the payment of any other amount which Landlord may spend or become obligated to spend by reason of such default by Tenant, and (iii) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of such default by Tenant, including, without limitation, all costs and attorneys' fees incurred by Landlord to recover possession of the Premises following such default by Tenant hereunder. If any portion of the Security Deposit is so used or applied, Tenant shall, upon demand therefor by Landlord, deposit with Landlord cash in an amount sufficient to restore the Security Deposit to the amount required to be maintained by Tenant hereunder. Provided that Tenant has performed all of its obligations, has paid all sums due Landlord and is not in default hereunder, Landlord shall, (a) where Landlord's claim upon the Security Deposit is only for defaults in the payment of Rent, return to Tenant the remaining portion of the Security Deposit no later than two weeks after the date Landlord receives possession of the Premises, and (b) where Landlord's claim upon the Security Deposit is for defaults other than those relating to payment of Rent, return to Tenant the remaining portion of the Security Deposit within thirty (30) days after the date that Landlord receives possession of the Premises. The Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises and the transferee assumes Landlord's obligations under this Lease, then Landlord may assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of Law, now or hereinafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant, or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.

5.      LANDLORD'S OBLIGATIONS.

        5.1. SERVICES. Provided that Tenant is not in default under this Lease, and subject to the provisions of this Lease, Landlord shall furnish or cause to be furnished to the Premises the utilities and services described in the Standards for Utilities and Services attached hereto as Exhibit "C," subject to the conditions and in accordance with the standards set forth therein.

        5.2. RESTORATION OF SERVICES; ABATEMENT. Landlord shall use good faith efforts to restore any service specifically to be provided under Section 5.1 that becomes unavailable and which is in Landlord's reasonable control; provided, however, that in no case shall any such unavailability of services render Landlord liable to any party for any damages caused thereby, be


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

a constructive eviction of Tenant, constitute a breach of any implied warranty by Landlord, or entitle Tenant to any abatement of Tenant's rental obligations hereunder.

        5.3. UTILITIES PAID BY TENANT. Landlord and Tenant acknowledge and agree that electricity and gas for the operation and maintenance of the Premises, and for the areas within the Building used in common by all tenants therein, are metered separately floor by floor within the Building. Tenant hereby agrees to pay to Landlord its pro rata share (based on the square footage of the Premises relative to the square footage of the floor on which the Premises is located) of such charges each month together with its payment of Basic Annual Rent. The amount paid by Tenant hereunder each month will be based on estimated consumption reasonably determined in advance by Landlord, and shall be reconciled at the end of each calendar year in accordance with Section 2.2.9 above.

6.      IMPROVEMENTS; ALTERATIONS; REPAIRS; MAINTENANCE.

        6.1. IMPROVEMENTS; ALTERATIONS. Any alterations, additions, deletions, modifications or utility installations in, of or to the improvements contained within the Premises as of the date hereof (collectively, "ALTERATIONS") shall be installed at Tenant's expense and only in accordance with reasonably detailed plans and specifications which have been previously submitted to and approved in writing by Landlord. No Alterations in or to the Premises may be made without
(a) Landlord's prior written consent and (b) compliance with such requirements concerning such Alterations as Landlord may impose from time to time, including Landlord's right to charge a supervision fee equal to ten percent (10%) of the cost of such Alterations. Landlord may withhold its consent in its sole discretion to any Alteration that may affect the Building's structure or its HVAC, plumbing, telecommunications, elevator, life-safety, electrical, mechanical or other basic systems or the exterior appearance of the Project. Tenant shall not paint or install any lighting, decoration, sign, window or door lettering, or advertising media of any type on or about the Premises or the Project without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any such installation which would affect the appearance of (or be visible from) the exterior of the Building or of any common areas of the Building. All Alterations made in or upon the Premises shall, (i) at Landlord's option, either be removed by Tenant prior to the end of the term (and Tenant shall restore the portion of the Premises affected to its condition existing immediately prior to such Alteration), or shall remain on the Premises at the end of the term without compensation to Tenant and (ii) be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws and, to the extent applicable, pursuant to a valid building certificate of occupancy; Landlord's approval of the plans and specifications therefor shall not be a representation by Landlord that such Alterations comply with any Law. In the event that any Alteration made or initiated by Tenant shall cause, trigger or result in any portion of the Project outside of the Premises or any Building system inside or outside of the Premises being required by any governmental authority or official to be altered, improved, removed or modified, Landlord shall perform the same at Tenant's expense and shall charge the entire cost of such work, plus an administrative charge equal to ten percent (10%) of the cost of such work, to Tenant, which charges shall be payable to Landlord within ten (10) days of demand therefor; provided, that Landlord may require that Tenant prepay the entire cost of the same as a condition of commencement of any such Alteration. Upon completion of any Alteration made in or upon the Premises, Tenant agrees to cause a timely Notice of Completion to be recorded in the office of the Recorder of the County in which the Project is located in accordance with the terms of
Section 3093 of the California Civil Code or any successor statute, and Tenant shall deliver to Landlord a legible and reproducible copy of the "AS-BUILT" drawings of any such Alterations within ten (10) days of completion of the same, together with evidence of full payment and unconditional final waivers of all liens for labor, services and materials.

        6.2. REPAIRS; MAINTENANCE. Tenant shall maintain the Premises and all portions and components of the improvements and systems contained therein in a good, clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Except as otherwise provided in Section 9.2, Tenant shall repair or replace, as needed, subject to Landlord's direction and supervision, any damage to the Building caused by


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

Tenant, Tenant's transferees, or their respective agents, employees, contractors, or invitees. If any such damage occurs outside of the Premises or relates to any Building system, then Landlord may elect to repair such damage at Tenant's expense, rather than having Tenant repair such damage. The cost of all repair or replacement work performed by Landlord under this Section 6.2, plus an administrative charge of ten percent (10%) thereof, shall be paid by Tenant to Landlord within ten (10) days after Landlord has invoiced Tenant therefor. Landlord and Tenant agree that the provisions of this Section 6.2 and the remaining provisions of this Lease shall exclusively govern the rights and obligations of the parties with respect to any repairs to the Premises or the Building, and Tenant hereby waives all common law and statutory rights or provisions inconsistent herewith, whether now or hereinafter in effect (including, without limitation, Sections 1941, 1941.1, and 1941.2 of the California Civil Code, as amended from time to time).

        6.3. PERFORMANCE OF WORK. All work described in this Section 6 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord as an additional insured against such risks, in such amounts, and with such companies as Landlord may require from time to time. All such work by Tenant shall be performed in accordance with all Laws, pursuant to a valid building permit (if and to the extent required) and in a good and workmanlike manner, and in a manner which does not result in any damage to the Premises, the Building, the Building systems or any component of any of the same.

        6.4. MECHANIC'S LIENS. Tenant shall not cause, suffer or permit any mechanic's or materialman's lien, claim, or stop notice to be filed or asserted against the Premises, the Building or any funds of Landlord for any work performed, materials furnished, or obligation incurred by or at the request of Tenant. If any such lien or notice is filed or asserted, then Tenant shall, within ten (10) days after Landlord has delivered notice of the same to Tenant, either pay the amount of the lien or notice or diligently contest the same and deliver to Landlord a bond or other security therefor satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay or otherwise satisfy the lien claim or stop notice, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten
(10) days after Landlord has invoiced Tenant therefor.

        6.5. TELECOMMUNICATION IMPROVEMENTS. Any and all telecommunications equipment installed in the Premises or elsewhere in the Building by or on behalf of Tenant, including wiring, or other facilities for telecommunications transmittal, shall be removed, prior to the expiration or earlier termination of the term, by Tenant at its sole cost or, at Landlord's election, by Landlord at Tenant's sole cost, with the cost thereof to be paid as additional rent.

7.      USE.

        7.1. USE IN GENERAL. Tenant shall continuously occupy and use the Premises only for general office use or uses incidental thereto, all of which shall be consistent with the standards of a first class office project (the "PERMITTED USE") and shall comply, at Tenant's expense, with all Laws (defined below) relating to the use, condition, alteration, improvement, access to, and occupancy of the Premises. The population density within the Premises as a whole shall at no time exceed one person for each 300 rentable square feet in the Premises. Tenant shall not conduct second or third shift operations within the Premises; however, Tenant may use the Premises after normal business hours, so long as Tenant is not generally conducting business from the Premises after normal business hours. Should any Law, standard or regulation now or hereafter be imposed on Tenant or Landlord by any governmental body concerning occupational, health or safety standards for employers, employees, or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such Laws, standards or regulations if such Laws, standards of regulations relate to anything within the Premises or if compliance with such Laws standards or regulation is within the control of Tenant to an area outside of the Premises. The Premises shall not be used for any use which is disreputable, creates any fire hazard, or may result in an increased rate of insurance on the Project (or any portion thereof) or its contents, or involves the use, storage or handling of any Hazardous Material (defined below) (other than customary amounts of customary cleaning or office supplies, used and stored by Tenant in


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

compliance with all Laws and on a basis consistent with the standards of a first class office project). If, because of Tenant's acts or omissions, the rate of insurance on the Project or its contents increases, then such acts shall be an Event of Default, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord's other rights hereunder, at law or in equity. Tenant shall conduct its business and control each other agent, employee, contractor, invitee or licensee of Tenant so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building. "Laws" means all federal, state and local laws, rules and regulations, all court orders, all governmental directives and governmental orders, and all restrictive covenants affecting the Project.

        7.2. HAZARDOUS MATERIALS. Tenant shall conduct its business and shall cause all persons occupying all or any portion of the Premises and all of their respective agents, employees, contractors and invitees to act in such a manner as to (i) not release or permit the release of any Hazardous Material, and (ii) not create any nuisance or unreasonable interference with or disturbance of other tenants of the Project or Landlord in its management of the Project. "HAZARDOUS MATERIAL" means any hazardous, explosive, radioactive or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the state in which the Project is located or the United States, including, without limitation, any material or substance which is (A) defined or listed as a "HAZARDOUS WASTE," "EXTREMELY HAZARDOUS WASTE," "RESTRICTED HAZARDOUS WASTE," "HAZARDOUS SUBSTANCE," "HAZARDOUS MATERIAL," "POLLUTANT" or "CONTAMINANT" under any Law, (B) petroleum or a petroleum derivative, (C) a flammable explosive, (D) a radioactive material, (E) a polychlorinated biphenyl, (F) asbestos or an asbestos derivative, (G) a carcinogen, or (H) a dangerous material.

        7.3. INDEMNITY. In addition to any other indemnity contained in this Lease, Tenant hereby shall indemnify, protect, defend and hold Landlord and Landlord Indemnitees (defined in Section 9.3) harmless from and against any and all Claims, Losses and Costs (defined in Section 9.3) arising from or asserted in connection with: (i) Tenant's breach of any of the covenants set forth in this Section 7, and/or (ii) to the extent caused or allowed by Tenant, or any agent, employee, contractor, invitee or licensee of Tenant, the presence on, under, or the escape, seepage, leakage, spillage, discharge, emission, release from, onto or into the Premises, the Building, the Project, the Land, the atmosphere, or any watercourse, body of water or ground water, of any Hazardous Material. The undertaking and indemnification set forth in this Section 7.3 shall survive the termination of this Lease and shall continue to be the personal liability and obligation of Tenant.

8.      ASSIGNMENT AND SUBLETTING.

        8.1. TRANSFERS. Tenant shall not, without the prior written consent of Landlord, (i) assign, transfer, mortgage, hypothecate, or encumber this Lease or any estate or interest herein, whether directly, indirectly or by operation of law, (ii) permit any other entity to become a Tenant hereunder by merger, consolidation, or other reorganization, (iii) if Tenant is a corporation, partnership, limited liability company, limited liability partnership, trust, association or other business entity other than a corporation whose stock is publicly traded, permit, directly or indirectly, the transfer of any ownership interest in Tenant so as to result in (A) a change in the current control of Tenant or (B) a transfer of twenty-five percent (25%) or more in the aggregate in any twelve (12) month period in the beneficial ownership of such entity, (iv) sublet any portion of the Premises, (v) grant any license, concession, or other right of occupancy of any portion of the Premises, or (vi) permit the use of the Premises by any parties other than Tenant (each of the events listed in this Section 8.1 being a "TRANSFER"). Any Transfer made without Landlord's consent shall be void and at Landlord's election, shall constitute an Event of Default by Tenant.

        8.2. CONSENT STANDARDS. Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that the parties agree that it shall be reasonable for Landlord to withhold any such consent if Landlord determines in good faith that (i) the proposed transferee is not of a reasonable financial standing or is not creditworthy, (ii) the proposed transferee has the power of eminent domain, is a governmental agency or an agency or part of a foreign government or is of a character or reputation which reasonably may be of


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

concern to a prospective purchaser of the Project or existing or prospective tenants in the Project, (iii) the proposed transferee, or any affiliate thereof, is then an occupant in the Project or has engaged in discussions with Landlord concerning a lease of direct space in the Project, (iv) the proposed Transfer would result in a breach of any obligation of Landlord or permit any other tenant in the Project to terminate or modify its lease, (v) in Landlord's sole judgment, the proposed transferee is of a character or engaged in a business which is not in keeping with the standards of Landlord for the Project, or (vi) in Landlord's sole judgment, the proposed transferee would (a) create increased burdens upon the Project facilities such as elevators or parking, (b) cause potential security problems or additional security concerns in the Project, or
(c) result in a material increase in pedestrian usage or traffic in the Building or Project in relation to uses of tenants then occupying space in the Project.

        8.3. REQUEST FOR CONSENT. If Tenant requests Landlord's consent to any Transfer, then concurrently with such request, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer and all consideration therefor (including a calculation of the Transfer Profits described below), copies of the proposed documentation, and the following information about the proposed transferee: name and address; information reasonably satisfactory to Landlord about the proposed transferee's business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Tenant shall reimburse Landlord immediately upon request for all of its attorneys' and consultants' fees and costs incurred in connection with considering any request for consent to a Transfer, provided Tenant's reimbursement obligation under this
Section 8.1 shall not exceed $1,000.00 for any single Transfer.

        8.4. CONDITIONS TO CONSENT. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. Landlord's consent to a Transfer shall not release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so. Tenant hereby waives any suretyship defenses it might have to an action brought by Landlord including those contained in Sections 2809, 2810, 2819, 2839, 2849, 2855, 2899 and 3433 of the California Civil Code, as now or hereafter amended, or similar Laws of like import.

        8.5. CANCELLATION. Landlord may, within sixty (60) days after submission of Tenant's written request for Landlord's consent to an assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is proposed to be effective. Tenant shall bear at its sole cost and expense any Alterations, demising work and adjustments to Building systems required, as reasonably determined by Landlord, as a result of such cancellation. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer, and thereafter Landlord shall adjust the Rent payable by Tenant for the remaining term of the Lease in accordance with the number of square feet remaining in the Premises leased by Tenant. Thereafter, Landlord may lease the cancelled portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

        8.6. ADDITIONAL COMPENSATION. Tenant shall pay to Landlord, immediately upon receipt thereof, the excess ("TRANSFER PROFITS") of (a) all compensation, key money and other consideration paid to or for the benefit of Tenant (or any affiliate thereof) for a Transfer less the out-of-pocket costs reasonably incurred and paid by Tenant with unaffiliated third parties in connection with such Transfer (i.e., brokerage commissions, tenant finish work, and the like) over (b) the Rent allocable to the portion of the Premises covered thereby (with the Rent payable hereunder to be adjusted for purposes of such computations to equal the actual effective rent to be paid by Tenant after taking into account any rent credit, allowance or other inducement or concession granted to Tenant hereunder).

9.      INSURANCE; WAIVERS; SUBROGATION; INDEMNITY.

        9.1. INSURANCE. Tenant shall maintain throughout the Term each of the insurance policies described on Exhibit "D" attached hereto and shall otherwise comply with each and all of the obligations and requirements provided on Exhibit "D."

        9.2 WAIVER OF SUBROGATION. Landlord and Tenant each hereby waive any and all rights of recovery against the other (and against the officers, employees and agents of the other party) for loss of or damage to such waiving party or its property, including loss to the business of such waiving party, where such loss or damage is normally covered by insurance or would have been covered by insurance proceeds payable under any policy required to be maintained under this Lease, regardless of whether the negligence of the other party caused such loss; however, Landlord's waiver shall not include any deductible amounts on insurance policies carried by Landlord or any coinsurance penalty which Landlord may sustain. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

        9.3. INDEMNITY. Subject to Section 9.2, Tenant shall indemnify, protect, defend and hold Landlord, Jones Lang LaSalle Americas, Inc., and each of their respective officers, directors, parents, shareholders, partners, lenders, contractors, affiliates and employees (collectively, "LANDLORD INDEMNITEES") from and against all claims, demands, losses, obligations, liabilities, causes of action, suits, judgments, damages, costs and expenses (including attorneys' fees and court costs (collectively "CLAIMS, LOSSES AND COSTS")) arising from or asserted by third parties in connection with (i) any act, event or occurrence in or about the Premises, (ii) Tenant's breach of any of its covenants under this Lease including those contained in all the Exhibits attached hereto, (iii) the use or occupancy of the Premises by Tenant or any person using or occupying the Premises under or through Tenant, or (iv) any act, omission, negligence or misconduct of Tenant, or of any person using or occupying the Premises under or through Tenant or of any contractor, employee, agent or visitor of Tenant in or about the Premises or the Project, even though caused or alleged to be caused by the negligence or fault of Landlord or its Landlord Indemnitee. This Section 9.3 is intended to provide Landlord and Landlord's Indemnitees with indemnification against the consequences of their own negligence when Landlord or its Indemnitees are jointly, comparatively, contributively, or concurrently negligent with Tenant; provided, however, Tenant shall not be obligated to so indemnify Landlord or any of Landlord's Indemnitees from matters arising from or caused by the sole willful misconduct or gross negligence of Landlord or any of Landlord's Indemnitees each acting within the scope of its authority on behalf of Landlord. This Section 9 shall survive termination or expiration of this Lease. If any proceeding is filed or claim asserted for which indemnity is provided hereunder, Tenant agrees, upon request therefor, to defend the Landlord and the Landlord Indemnitees at Tenant's sole cost utilizing counsel satisfactory to Landlord.

10.     SUBORDINATION; ATTORNMENT; NOTICE TO LANDLORD'S MORTGAGEE.

        10.1. SUBORDINATION. This Lease is subject and subordinate to all present and future ground or master leases of the Project and to the lien of all mortgages or deeds of trust (collectively, "SECURITY INSTRUMENTS") now or hereafter encumbering the Project, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of any such Security Instruments, unless the holders of any such mortgages or deeds of trust, or the lessors under such ground or master leases (such holders and lessors are sometimes collectively referred to herein as "HOLDERS") require in writing that this Lease be superior thereto. Notwithstanding any provision of this Section 10 to the contrary, any Holder of any Security Instrument may at any time subordinate the lien of its Security Instrument to this Lease without obtaining Tenant's consent by giving Tenant written notice of such subordination, in which event this Lease shall be deemed to be senior to the Security Instrument in question. Tenant shall, within five (5) days of request to do so by Landlord, execute, acknowledge and deliver to Landlord such further instruments or assurances as Landlord may deem necessary or appropriate to evidence or confirm the subordination or superiority of this Lease to any such Security Instrument. Tenant hereby irrevocably authorizes Landlord to execute and deliver in the name of Tenant any such instrument or instruments if Tenant fails to do so within said five-day period.

        10.2. ATTORNMENT. Tenant covenants and agrees that in the event that any proceedings are brought for the foreclosure of any mortgage or deed of trust, or if any ground or master lease is terminated, it shall attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground or master lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as "Landlord" under this Lease. If requested, Tenant shall enter into a new lease with that successor on the same terms and conditions as are contained in this Lease (for the unexpired portion of the Lease term then remaining). Notwithstanding the foregoing to the contrary, in no event will such purchaser or lessor be liable to Tenant for (i) any defaults of Landlord, (ii) any pre-paid Rents, or (iii) any modifications made to the Lease without the consent of such purchaser or lessor.


        10.3. NOTICE TO LANDLORD'S MORTGAGEE. Tenant shall not seek to enforce any remedy it may have for any default on the part of the Landlord under this Lease without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Holder of a Security Instrument whose address has been given to Tenant, and affording such Holder a reasonable opportunity (which shall be not less than sixty (60) days but may be such longer period as is necessary for any such Holder to obtain possession) to perform Landlord's obligations hereunder.

11. RULES AND REGULATIONS. Tenant shall comply, and shall cause each person occupying any space in the Premises by or through Tenant, and each and all of their agents, employees, contractors and invitees to comply, with the Rules and Regulations of the Building which are attached hereto as Exhibit "E," and all such modifications, additions, deletions and amendments thereto as Landlord shall adopt in good faith from time to time. Landlord shall not be liable to Tenant for the violation or non-performance by any other tenant or occupant of the Building or Project of any of the Rules and Regulations.

12.     CONDEMNATION.

        12.1. TOTAL TAKING. If the entire Project or Premises are taken by right of eminent domain or conveyed by Landlord in lieu thereof (a "TAKING"), this Lease shall terminate as of the date of the Taking.

        12.2. PARTIAL TAKING - TENANT'S RIGHTS. If any part of the Project becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than one hundred eighty
(180) days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and all Rent paid or payable hereunder shall be apportioned between Landlord and Tenant as of the date of such Taking. If Tenant does not so terminate this Lease, then Basic Annual Rent thereafter payable hereunder shall be abated for the duration of the Taking in proportion to that portion of the Premises rendered untenantable by such Taking.

        12.3. PARTIAL TAKING - LANDLORD'S RIGHTS. If any material portion, but less than all, of the Building or the Premises becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to any Holder of any Security Instrument, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and all Rent paid or payable hereunder shall be apportioned between Landlord and Tenant as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Basic Annual Rent shall abate as provided in the last sentence of
Section 12.2.

        12.4. AWARD. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the land on which the Building is situated, the Building, and other improvements taken, and Tenant may separately pursue a claim (to the extent it will not reduce Landlord's award) against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease but elects not to remove; or, if Tenant elects to remove such personal property, for the value of the reasonable moving and relocation costs, not to exceed the market value of such personal property.

        12.5. NON-APPLICATION OF CERTAIN LAWS. Landlord and Tenant agree that the provisions of this Section 12 and the remaining provisions of this Lease shall exclusively govern the rights and obligations of the parties with respect to any Taking of any portion of the Premises, the Building, the Project or the land on which the Building is located, and Landlord and Tenant hereby waive and release each and all of their respective common law and statutory rights inconsistent herewith, whether now or hereinafter in effect (including, without limitation, Section 1265.130 of the California Code of Civil Procedure, as amended from time to time).

13.     FIRE OR OTHER CASUALTY.

        13.1. REPAIR ESTIMATE. If all or any portion of the Premises, the Building or the Project is damaged by fire or other casualty (a "CASUALTY"), Landlord shall, within ninety (90) days after actual discovery of such Casualty or damage, deliver to Tenant its good faith estimate (the "DAMAGE NOTICE") of the time period following such notice needed to repair the damage caused by such Casualty.

        13.2. TENANT'S RIGHTS. If a material portion of the Premises or the Building is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired and restored in accordance with Section 13.4 within one hundred eighty (180) days after the date of delivery of the Damage Notice to Tenant, then Tenant may terminate this Lease by delivery of written notice of termination to Landlord at any time within (but only within) thirty (30) days following the date the Damage Notice is delivered to Tenant, which termination shall be effective as of the date thirty (30) days following delivery of such notice of termination to Landlord.

        13.3. LANDLORD'S RIGHT TO TERMINATE. Landlord may elect to terminate this Lease in any case where (a) any portion of the Premises or a material portion of the Project are damaged and (b) either (i) Landlord estimates in good faith that the repair and restoration of such damage under Section 13.4 ("RESTORATION") cannot reasonably be completed (without the payment of overtime) within one hundred eighty (180) days of Landlord's actual discovery of such damage, (ii) Landlord determines in good faith that such Restoration is uneconomical, (iii) the Holder of any Security Instrument requires the application of any insurance proceeds with respect to such Casualty to be applied to the outstanding balance of the obligation secured by such Security Instrument, (iv) the cost of such Restoration is not fully covered by insurance proceeds available to Landlord and/or payments received by Landlord from tenants, or (v) Tenant shall be entitled to an abatement of rent under Section
13.5 for any period of time in excess of thirty-three percent (33%) of the remainder of the term (without regard to Extension Terms, unless any of the options granted to Tenant with respect thereto have been previously exercised by Tenant). Such right of termination shall be exercisable by Landlord by delivery of written notice to Tenant at any time following the Casualty until forty-five
(45) days following the later of (i) delivery of the Damage Notice or (ii) Landlord's discovery or determination of any of the events described in clauses
(i) through (v) of the preceding sentence and shall be effective upon delivery of such notice of termination (or if Tenant has not vacated the Premises, upon the expiration of thirty (30) days thereafter).

        13.4. REPAIR OBLIGATION. Subject to the provisions of Sections 13.2 and 13.3, Landlord shall, within a reasonable time after the discovery by Landlord of any damage resulting from a

Casualty, begin to repair the damage to the Building and the Premises resulting from such Casualty and shall proceed with reasonable diligence to restore the Building and Premises to substantially the same condition as existed immediately before such Casualty, except for modifications required by applicable Laws or covenants, conditions and restrictions, and modifications to the Building or the Project reasonably deemed desirable by Landlord; provided, however, that Landlord shall not be required to repair or replace any of the furniture, equipment, fixtures, and other improvements which may have been placed by, or at the expense of, Tenant or other occupants in the Building or the Premises. Tenant shall pay to Landlord, within twenty (20) days of Landlord's demand therefor, the proceeds of all property damage insurance policies covering the improvements within the Premises received by Tenant.

        13.5. ABATEMENT OF RENT. Landlord shall have no liability for any inconvenience or annoyance to Tenant or injury to Tenant's business as a result of any Casualty, regardless of the cause therefor. Basic Annual Rent and Additional Rent payable under Section 2.2 shall abate if and to the extent a Casualty damages the Premises or common areas in the Project required for access thereto and as a result thereof all or a material portion of the Premises are rendered unfit for occupancy, and are not occupied by Tenant, for the period of time commencing on the date Tenant vacates the portion of the Premises affected on account thereof and continuing until the earlier of the date Tenant resumes occupancy of any part of such portion of the Premises or the date the Restoration with respect to the Premises (and required common areas) is substantially complete or would have been completed but for delays caused by Tenant; provided, however, that such abatement shall be limited to the proceeds of rental interruption insurance proceeds with respect to the Premises and such Casualty collected by Landlord.

        13.6. NON-APPLICATION OF CERTAIN LAWS. Landlord and Tenant agree that the provisions of this Section 13 and the remaining provisions of this Lease shall exclusively govern the rights and obligations of the parties with respect to any and all damage to, or destruction of, all or any portion of the Premises or the Project, and Landlord and Tenant hereby waive and release each and all of their respective common law and statutory rights inconsistent herewith, whether now or hereinafter in effect (including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, as amended from time to time).

14. PARKING. Tenant shall have the right to the nonexclusive use of the number of parking privileges located in the parking facilities of the Project specified in Item 12 of the Basic Lease Provisions for the parking of motor vehicles used by Tenant, its officers and employees only. The use of such parking facilities shall be subject to the Rules and Regulations attached hereto as Exhibit "E," or to such other rules and regulations as are adopted by Landlord from time to time for the use of such facilities.

15. EVENTS OF DEFAULT. Each of the following occurrences shall be an "EVENT OF DEFAULT" and shall constitute a material default and breach of this Lease by
Tenant:

        15.1. RENT. Any failure by Tenant to pay any installment of Basic Annual Rent or to make any other payment required to be made by Tenant hereunder when due, where such failure continues for five (5) days after delivery of written notice of such failure by Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq., of the California Code of Civil Procedure;

        15.2.  ABANDONMENT. The abandonment of the Premises by Tenant;

        15.3. ESTOPPEL CERTIFICATE. Any failure by Tenant to execute and deliver any estoppel certificate or other document or instrument described in
Section 22.4 or Section 10 requested by Landlord, where such failure continues for five (5) days after delivery of written notice of such failure by Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq., of the California Code of Civil Procedure;

        15.4. NON-PERFORMANCE. Any failure by Tenant to fully observe and perform any other provision of this Lease, including, without limitation, any provision of the Exhibits attached hereto, as they may exist from time to time, to be observed or performed by Tenant, where such failure continues for thirty (30) days (except where a different period of time is specified in this Lease, in which case such different time period shall apply) after delivery of written notice of such failure by Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq., of the California Code of Civil Procedure. If the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period, an Event of Default shall not be deemed to have occurred if Tenant shall, within ten (10) days of receipt of such notice, both deliver to Landlord its written agreement to cure such default and commence such cure, and thereafter diligently prosecute such cure to completion within sixty (60) days from Tenant's receipt of Landlord's notice;

        15.5. INSOLVENCY. The filing of a petition by or against Tenant (i) in any bankruptcy or other insolvency proceeding; (ii) seeking any relief under any state or federal debtor relief law; (iii) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (iv) for the reorganization or modification of Tenant's capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within sixty (60) days after the filing thereof;

        15.6. GUARANTY. The default of any guarantor of Tenant's obligations hereunder under any guaranty of this Lease, the attempted repudiation or revocation of any such guaranty, or the participation by any such guarantor in any other event described in this Section 15 (as if this Section 15 referred to such guarantor in place of Tenant); or

        15.7. DEFAULT. Any other event, act or omission which any other provision of this Lease identifies as an Event of Default.

16. REMEDIES. Upon the occurrence of any Event of Default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate, and cumulative), the option to pursue any one (1) or more of the following remedies, each and all of which shall be cumulative and non-exclusive, without any notice or demand whatsoever:

        16.1. TERMINATION. Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

               16.1.1. The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus,

               16.1.2. The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus,

               16.1.3. The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus,

               16.1.4. Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom (specifically including, without limitation, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant); and,

               16.1.5. At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term "RENT" as used in this Section 16 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 16.1.1 and 16.1.2 above, the "WORTH AT THE TIME OF AWARD" shall be computed by allowing interest at the Default Rate, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 16.1.3 above, the "WORTH AT THE TIME OF AWARD" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

        16.2. CONTINUATION. Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any Event of Default by Tenant, Landlord may, from time to time, without terminating this Lease or terminating Tenant's right to possession, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due. 1.1

               16.2.1. In the event that Landlord shall elect to relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness (other than Rent) due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting (including brokerage commissions); third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. Should reletting, during any month to which such Rent is applied, result in the actual payment of rentals at less than the Rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

        16.3. CUMULATIVE REMEDIES. Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 16.1 and 16.2 above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive, or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

        16.4. RE-ENTRY NOT TERMINATION. No re-entry or taking of possession of the Premises by Landlord pursuant to this Section 16 shall be construed as an election to terminate this Lease unless a written notice of such election shall be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord, Landlord may, at any time after such reletting, elect to terminate this Lease for any such default. Upon the occurrence of an Event of Default by Tenant under Section 15, if the Premises or any portion thereof are sublet, Landlord may, at its option and in addition and without prejudice to any other remedies herein provided or provided by law, collect directly from the sublessee all rentals becoming due to the Tenant and apply such rentals against other sums due hereunder to Landlord.

        16.5. LANDLORD'S RIGHTS TO CURE. Without prejudice to any other right or remedy of Landlord, if Tenant shall be in default under this Lease, Landlord may cure the same at the expense of Tenant (A) immediately and without notice in the case (1) of emergency, (2) where such default unreasonably interferes with any other tenant in the Building, or (3) where such default will result in the violation of Law or the cancellation of any insurance policy maintained by Landlord and (B) in any other case if such default continues for ten (10) days from the receipt by Tenant of notice of such default from Landlord. All costs incurred by Landlord in curing such default(s), including, without limitation, attorneys' fees, shall be reimbursable by Tenant as Rent hereunder upon demand, together with interest thereon, from the date such costs were incurred by Landlord, at the Default Rate.

17. PAYMENT BY TENANT; NON-WAIVER. Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term. Landlord's acceptance of any partial payment of Rent shall not waive Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord's acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

18. SURRENDER OF PREMISES. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or earlier termination of this Lease, and except as otherwise provided herein, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, broom-clean, reasonable wear and tear (and condemnation and Casualty damage, as to which Sections 12 and 13 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Prior to the expiration of the term or any sooner termination thereof, (a) Tenant shall remove all such Alterations and shall restore the portion of the Premises affected by such Alterations and such removal to its condition existing immediately prior to the making of such Alterations and wiring as Landlord may request pursuant to Section 6.1 hereof,
(b) Tenant shall remove from the Premises all trade fixtures, furniture, equipment and personal property located in the Premises, and all garbage, waste and debris and (c) Tenant shall repair all damage to the Premises or the Project caused by any such removal including, without limitation, full restoration of all holes and gaps resulting from any such removal. All personal property and fixtures of Tenant not so removed shall, to the extent permitted under applicable Laws, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord at Tenant's expense without notice to Tenant and without any obligation to account for such items. The provisions of this Section 18 shall survive the end of the Term.

19. HOLDING OVER. If Tenant holds over after the expiration or earlier termination of the term hereof, without the express consent of Landlord, Tenant shall become and be only a tenant at sufferance at a rental rate equal to two hundred percent (200%) of the monthly installment of Basic Annual Rent (and estimated Additional Rent payable under Section 2.2) payable by Tenant immediately prior to such expiration or termination (subject to adjustment as provided in Section 3), and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Neither any provision hereof nor any acceptance by Landlord of any rent after any such expiration or earlier termination shall be deemed a consent to a holdover hereunder or result in a renewal of this Lease or an extension of the term, or any waiver of any of Landlord's rights or remedies with respect to such holdover. Notwithstanding any provision to the contrary contained herein, (i) Landlord expressly reserves the right to require Tenant to surrender possession of the Premises upon the expiration of the term of this Lease or upon the earlier termination hereof or at any time during any holdover, the right to reenter the Premises, and the right to assert any remedy at law or in equity to evict Tenant and collect damages in connection with any such holdover, and (ii) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, demands, actions, losses, damages, liabilities, obligations, costs and expenses, including, without limitation, all lost profits and other consequential damages, attorneys' fees, consultants' fees and court costs incurred or suffered by or asserted against Landlord by reason of Tenant's failure to surrender the Premises on the expiration or earlier termination of this Lease in accordance with the provisions of this Lease.

20. CERTAIN RIGHTS RESERVED BY LANDLORD. Landlord hereby reserves and shall have the following rights with respect to the Premises and the Project:

        20.1. To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project, the Building, the Premises or any part thereof, including, without limitation, additions to, subtractions from, rearrangements of, alterations of, modifications of, or supplements to the building areas, walkways, parking areas, or Outside Common Area; to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Project or the Building; to interrupt or temporarily suspend Building services and facilities; to change the name or address of the Building or the Project; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building or the Project;

        20.2. To take such measures as Landlord deems advisable in good faith for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building to any person; and closing the Building after Business Hours and on Sundays and Holidays, subject, however, to Tenant's right to enter when the Building is closed after Business Hours under such rules and regulations as Landlord may prescribe from time to time during the term; and

        20.3. To enter the Premises at reasonable hours to show the Premises to prospective purchasers, lenders, or, during the last twelve (12) months of the Term, tenants.

21. SUBSTITUTION SPACE. Upon at least sixty (60) days prior written notice, Landlord may relocate Tenant within the Project to space which is comparable in size, utility and condition to the Premises. If Landlord relocates Tenant, Landlord shall reimburse Tenant for Tenant's reasonable out-of-pocket expenses for moving Tenant's furniture, equipment and supplies from the Premises to the relocation space and for reprinting Tenant's stationery of the same quality and quantity as Tenant's stationery supply on hand immediately before Landlord's notice to Tenant of the exercise of this relocation right. Upon such relocation, the relocation space shall be deemed to be the Premises and the terms of this Lease shall remain in full force and shall apply to the relocation space; provided, however, that (a) if the rentable area of the relocation space is smaller than rentable area of the Premises, then Tenant shall be entitled from and after the relocation date to a reduction in Basic Annual Rent in proportion to the reduction in the rentable area of the Premises, with a corresponding reduction in Tenant's Proportionate Share and (b) if the rentable area of the relocation space is larger than the rentable area of the Premises, then the Basic Annual Rent and Tenant's Proportionate Share shall not be modified in any way.

22.     MISCELLANEOUS.

        22.1. LANDLORD TRANSFERS AND LIABILITY. Landlord may transfer any portion of or interest in the Project and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall automatically be released from any further obligations hereunder, provided that the assignee assumes Landlord's obligations hereunder in writing. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease or with respect to any obligation or liability related to the Premises or the Project shall be recoverable only from the interest of Landlord in the Building, and neither Landlord nor any affiliate thereof shall have any personal liability with respect thereto.

        22.2. FORCE MAJEURE. Other than for Tenant's obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

        22.3. BROKERAGE. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than the broker(s) identified in Item 10 of the Basic Lease Provisions, whose commission shall be paid by Landlord pursuant to a separate agreement. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

        22.4. ESTOPPEL CERTIFICATES. At any time and from time to time during the term, upon request of Landlord, Tenant shall, without charge, execute, acknowledge and deliver to Landlord within ten (10) days after Landlord's request therefor, an estoppel certificate in recordable form containing factual certifications and other provisions Landlord may reasonably request. Tenant agrees in any case that (a) the foregoing certificate may be relied on by Landlord and anyone holding or proposing to acquire any interest in the Project from or through Landlord or by any mortgagee or lessor or prospective mortgagee or lessor of the Project or of any interest therein, and (b) the form of estoppel certificate shall be in the form of, at Landlord's election, the standard form of such present or prospective lender, lessor or purchaser (or any form substantially similar thereto) or any other form Landlord shall reasonably select.

        22.5. NOTICES. Notices, requests, consents or other communications desired or required to be given by or on behalf of Landlord or Tenant under this Lease shall be effective only if given in writing and sent by (a) registered or certified United States mail, postage pre-paid, (b) nationally recognized express mail courier that provides written evidence of delivery, fees prepaid, or (c) facsimile with a copy sent by United States mail, postage pre-paid, and addressed as set forth in the Basic Lease Provisions, or at such other address in the State of California as may be specified from time to time, in writing. Any such notice, request, consent, or other communication shall only be deemed given (i) if sent by registered or certified United States mail, on the day it is officially recorded or delivered to or refused by the intended recipient, and in the absence of such record of delivery, the effective date shall be presumed to have been the third business day after the date it shall have been deposited in the United States mail as set forth herein, (ii) if sent by nationally recognized express mail courier, on the date it is officially recorded by such courier, (iii) if delivered by facsimile, on the date the sender obtains written telephonic confirmation that the electronic transmission was received, or (iv) if delivered personally, upon delivery or, if refused by the intended recipient, upon attempted delivery. Notwithstanding the foregoing, (a) any notice (including a summons and complaint) which Landlord may be required or may desire to serve on Tenant shall be deemed sufficiently served and given if personally served or sent by registered or certified mail, postage prepaid, to Tenant at the Premises, and (b) any bill, statement, notice, consent, request or other communication which Landlord may desire or is required to give to Tenant shall be deemed sufficiently given if in writing and (i) hand delivered to the person at the Premises identified by Tenant from time to time as the office manager, or if not present, then to any employee who is present, or (ii) sent to Tenant at the Premises by registered or certified United States Mail, postage prepaid, or a nationally recognized express mail courier that provides written evidence of delivery, fees prepaid.

        22.6. SEPARABILITY. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

        22.7. AMENDMENTS; AND BINDING EFFECT. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than the Holders of any Security Instrument, no third party shall be deemed a third party beneficiary hereof.

        22.8. QUIET ENJOYMENT. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

        22.9. NO MERGER. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

        22.10. NO OFFER. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

        22.11. ENTIRE AGREEMENT. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith.

        22.12. WAIVER OF JURY TRIAL. To the maximum extent permitted by law, Landlord and Tenant each waive right to trial by jury in any litigation arising out of or with respect to this Lease.

        22.13. JOINT AND SEVERAL LIABILITY. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease.

        22.14. FINANCIAL REPORTS. Within fifteen (15) days after delivery to Tenant of Landlord's request to do so, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been most recently prepared by an independent certified public accountant or, if no such statements have been prepared, current internally prepared financial statements. Tenant will discuss its financial statements with Landlord and will give Landlord reasonable access to Tenant's books and records in order to enable Landlord to verify the financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant's most recent annual and quarterly reports. Landlord will not disclose any aspect of Tenant's financial statements except (1) to the Holder of any Security Instrument on the Project or to any prospective buyer of the Project, (2) in litigation between Landlord and Tenant, or (3) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 22.14 more than once in any twelve (12) month period unless requested by a Holder of a Security Instrument on the Project or a prospective buyer or lender of the Project, or an Event of Default occurs.

        22.15. LANDLORD'S FEES. Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord's reasonable costs incurred in reviewing the proposed action or consent, including without limitation reasonable attorneys', engineers' or architects' fees, within ten (10) days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

        22.16. TELECOMMUNICATIONS. Tenant acknowledges and agrees that all telephone and telecommunication services desired by Tenant shall be ordered and utilized at the sole expense of Tenant. Unless Landlord otherwise requests or consents in writing, all of Tenant's telecommunications equipment shall be and remain solely in the Premises, in accordance with the rules and regulations adopted by Landlord from time to time. Unless otherwise specifically agreed to in writing, Landlord shall have no responsibility for the maintenance of Tenant's telecommunications equipment, including wiring; nor for any wiring or other infrastructure to which Tenant's telecommunications equipment may be connected. Tenant agrees that, to the extent any such service is interrupted, curtailed or discontinued, Landlord shall have no obligation or liability with respect thereto and it shall be the sole obligation of Tenant at its expense to obtain substitute service. In the event that Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Building, no such provider shall be permitted to install its lines or other equipment within the Building without first securing the prior written approval of the Landlord, which approval shall not be unreasonably withheld or delayed. Landlord's approval shall not be deemed any kind of warranty or representation by Landlord including, without limitation, any warranty or representation as to the suitability, competence, or financial strength of the provider.

        22.17. CONFIDENTIALITY. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for the Landlord's benefit, and may not be disclosed by Tenant to anyone (other than Tenant's accountants in connection with the preparation of Tenant's financial reports, and potential assignees, sublessees, lenders, investors in or purchasers of Tenant who shall agree to keep same confidential), by any manner or means, directly or indirectly, without Landlord's prior written consent. The consent by the Landlord to any disclosures shall not be deemed to be a waiver on the part of the Landlord of any prohibition against any future disclosure.

        22.18. AUTHORIZED SIGNATORY. If Tenant signs as a corporation, each person executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in California, that the corporation has full right and authority to enter into this Lease, that each person executing this Lease on behalf of the corporation is authorized to do so, and that such execution is fully binding on the corporation. If Tenant signs as a partnership, joint venture, sole proprietorship or limited liability company (each being herein called "Entity") each person executing on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing Entity, that Tenant has full right and authority to enter into this Lease, that each person executing this Lease on behalf of the Entity is authorized to do so, and that such execution is fully binding on the Entity and its partners, joint venturers, principals, or managing members, as the case may be.

        22.19. LANDLORD'S DEFAULT.

               22.19.1. It shall be a default and breach of this Lease by Landlord if it shall fail to perform or observe any term, condition, covenant, or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after written notice thereof from Tenant; provided, however, that if the term, condition, covenant, or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty (30) day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty (30) day period and thereafter diligently undertakes to complete the same.

               22.19.2. Tenant shall not have the right based upon a default of Landlord to terminate this Lease or to withhold, offset, or abate rent, Tenant's sole recourse for Landlord's default being an action for damages against Landlord for diminution in the rental value of the Premises for the period of Landlord's default, which is proximately caused by Landlord's default. Tenant shall not have the right to terminate this Lease or to withhold, offset, or abate the payment of rent based upon the unreasonable or arbitrary withholding by Landlord of its consent or approval of any matter requiring Landlord's consent or approval, including but not limited to any proposed assignment or subletting, Tenant's remedies in such instance being limited to a declaratory relief action, specific performance, injunctive relief, or an action of actual damages. Tenant shall not in any case be entitled to any consequential or punitive damages based upon any Landlord default or withholding of consent or approval.

        22.20. INTERPRETATION. This Lease shall be construed fairly as to all parties and not in favor of or against any party regardless of which party prepared this Lease. This Lease and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of California, and any issue or proceeding arising out of this Lease shall be determined by a court of competent jurisdiction in the county in which the Project is located.

        22.21. SIGNAGE. Tenant shall not erect or maintain any temporary or permanent sign on or about the Premises or the Project or visible from the exterior without obtaining prior written approval from Landlord, which may be granted or withheld in Landlord's sole and absolute discretion. Any request for approval of a sign shall be made in such detail as Landlord shall request. All signs, whether erected by Landlord or Tenant, shall conform to Landlord's building standard signage and to all laws, ordinances, rules, regulations, permits, covenants, conditions, restrictions, and easements pertaining to signs. In the event of a violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred in such removal to Tenant. Tenant shall remove all approved signs which it has erected upon the termination of the Lease and repair all damage caused by such removal.

        22.22. DIRECTORY BOARD. Tenant shall have the right to include one (1) listing on the Building directory board in the main Building lobby.

        22.23. LIST OF EXHIBITS. All exhibits and attachments attached hereto are incorporated herein by this reference.

               "A"      Premises
               "B"      Work Letter Agreement
               "C"      Standards for Utilities and Services
               "D"      Insurance Requirements
               "E"      Building Rules and Regulations

23.     EXTENSION OPTION.

        23.1. GRANT OF OPTION. Landlord grants Tenant the option to extend (the "Extension Option") the term for the option period indicated in Item 8(b) of the Basic Lease Provisions (the "Extension Term"). Tenant shall notify Landlord in writing of its election to extend this Lease for the Extension Term not less than nine (9) months nor more than twelve (12) months prior to the expiration date of the existing term. Tenant's failure to timely exercise such Extension Option shall cause the automatic extinguishment thereof; time is of the essence. The Extension Term shall be upon all of the terms, covenants and conditions of this Lease, as then amended, except that the Basic Annual Rent for the Extension Term shall be equal to the Prevailing Market Rent.

        23.2. BASIC ANNUAL RENT. For purposes of this Lease, the "Prevailing Market Rent" shall mean the rental rate prevailing in the Del Mar Heights office market as of the date which is six (6) months prior to the expiration of the Lease Term, for renewals of space of equivalent quality, size, utility and location, and in buildings with comparable construction and amenities, with the length of the Extension Term, rent concessions then available in the Del Mar Heights office market for renewal tenants, and the credit standing of the Tenant to be taken into account. In no event however shall the Prevailing Market Rent for each Lease Year of the Extension Term be less than the Basic Annual Rent payable by Tenant for the last twelve (12) months of the initial Lease Term.

If Tenant has timely exercised the option, Landlord shall notify Tenant in writing of the proposed new, Basic Annual Rent determined by Landlord for the Extension Term at least ninety (90) days prior to the Commencement Date of the Extension Term. Unless Tenant objects to the amount determined by Landlord within fifteen (15) days after receipt of such notice, the amount stated in such notice shall be the new Basic Annual Rent. If Tenant objects to Landlord's proposal, then the new Basic Annual Rent shall be determined by an MAI Appraiser chosen by Landlord and approved by Tenant. If Tenant does not disapprove of Landlord's choice of an appraiser by delivery of written notice of disapproval naming a Tenant's appraiser within five (5) days after written notice of such choice by Landlord, then Landlord's appraiser shall be deemed to be approved by Tenant. If Tenant does disapprove of Landlord's choice of an appraiser within the said five (5) days, then Tenant's notice of disapproval shall name an MAI Appraiser designated by Tenant. Within ten (10) days after the date of Tenant's notice of disapproval, Landlord's appraiser and Tenant's appraiser together shall select a neutral third MAI Appraiser. If they are unable to agree on a third MAI Appraiser within the said ten (10) days, then upon the application of either party, the third MAI Appraiser shall be designated by the Presiding Judge of the Superior Court the County where the property is located. Landlord's appraiser and Tenant's appraiser each shall determine a Prevailing Market Rent, to be submitted in writing to Landlord, Tenant, and the third MAI Appraiser within thirty (30) days after the date of Tenant's notice of disapproval. Within fifteen (15) days after receipt of those two appraisals, the third MAI Appraiser shall select one or the other of those two appraisals, and the one so selected shall be and become the Prevailing Market Rent effective as of the commencement date of the Extension Term. The cost of the third MAI Appraiser shall be split equally by Landlord and Tenant, and Landlord and Tenant shall each be responsible for the fees and costs of the appraiser which it appoints. If the Basic Annual Rent shall not have been determined by the commencement date of the Extension Term, then until it is determined, Tenant shall pay Basic Monthly Rent when due during the Extension Term determined using the Basic Annual Rent payable for the twelve (12) month period immediately preceding commencement of the Extension Term, and when the actual adjusted Basic Annual Rent is determined, Tenant shall pay to Landlord any additional rent due for the months which have elapsed in the Extension Term, or Landlord shall credit any excess payment for the elapsed months to the next Basic Monthly Rent becoming due.

        23.3 CONDITIONS TO EXERCISE. Notwithstanding the above, any purported exercise by Tenant of such Extension Option shall, at Landlord's option, not be effective if (i) Tenant is in default at the time of giving its notice of exercise of such Extension Option; (ii) Tenant is in default as of the first day of the Extension Term; or (iii) Tenant is not occupying the Premises as of either date. The Extension Option granted to Tenant hereunder shall be personal to Tenant and shall not be exercisable by any assignee, sublessee or other transferee of Tenant.

                                    EXHIBIT A

                               OUTLINE OF PREMISES

                                    EXHIBIT B

                              WORK LETTER AGREEMENT

        CONCURRENTLY WITH THE EXECUTION OF THIS WORK LETTER AGREEMENT (the "Work Letter Agreement"), Landlord and Tenant have executed an Office Lease (the "Lease"), covering the Premises. Unless the context otherwise requires, the terms defined in the Lease shall have the same meanings when used herein. This Work Letter Agreement is incorporated into the Lease as Exhibit "B" thereto. Tenant desires that certain work be performed by Landlord in the Premises to make the Premises ready for Tenant.

        NOW, THEREFORE, in consideration of the mutual covenants contained in the Lease and in this Work Letter Agreement, Landlord and Tenant agree as follows:

        1.     Definitions.

               1.1    "Approved Plans" are defined in Section 5.1 below.

               1.2    "Estimated Work Cost" is defined in Section 4.2 below.

               1.3    "Preliminary Plans" are defined in Section 3.1 below.

               1.4    "Space Planner" shall mean Landlord's Space Planner,
ArchCad.

               1.5 "Standards" shall mean Landlord's usual specifications for Standard Leasehold Improvements.

               1.6 "Tenant Improvements" shall mean all improvements made to the Premises other than those that are physically in place at the Premises as of the date of the execution of the Lease.

               1.7 "Tenant's Allowance" shall mean the sum of $10.00 per rentable square foot of the Premises, which shall be paid by Landlord toward the cost of completion of the Tenant Improvements. In no event shall Tenant's Allowance exceed $136,860.00.

               1.8 "Tenant's Programming Information" shall mean all information necessary for the preparation of the Preliminary Plans, including without limitation electrical requirements, telephone, special heat generating equipment, plumbing requirements, special finishes, number and sizes of offices, number of secretarial stations, and special data processing requirements.

               1.9 Tenant approval, authorization, consent, or other required action shall mean such action taken or authorized by ____________________. Landlord shall have the right to rely on such approval, authorization, consent, or other action, until Tenant advises Landlord in writing that some other person has such authority.

               1.10 Other terms are defined in this Work Letter Agreement. In addition, terms defined in the Lease shall have the same meanings where used herein, unless the context otherwise requires.

        2.     Schedule.

               2.1 Tenant shall furnish to Landlord Tenant's Programming Information within ten (10) business days following the execution of the Lease.

               2.2 Tenant shall furnish to Landlord the Preliminary Plans within ten (10) business days following Landlord's receipt of Tenant's Programming Information.

               2.3 Landlord shall furnish to Tenant the Estimated Work Cost within five (5) business days following Landlord's receipt of Tenant's Preliminary Plans.

               2.4 Tenant shall furnish to Landlord written notice of its acceptance or rejection of the Estimated Work Cost within five (5) business days after receipt of same from Landlord.

               2.5 If Tenant rejects the Estimated Work Cost, Tenant shall meet with the Space Planner and Landlord's contractor to revise the Preliminary Plans within ten (10) business days after furnishing such rejection to Landlord.

               2.6 Landlord shall cause its architect and engineer to prepare, and Landlord shall furnish to Tenant, construction drawings and specifications for Tenant Improvements based on the Preliminary Plans within twenty (20) business days following Tenant's approval of the Preliminary Plans.

               2.7 Tenant shall furnish to Landlord written notice of its acceptance or rejection of the construction drawings within five (5) business days after receipt of same from Landlord.

               2.8 Landlord shall prepare and furnish to Tenant a final cost proposal based upon the Approved Plans within ten (10) business days after Tenant's approval or deemed approval of the Approved Plans.

               2.9 If the final cost proposal is greater than the Estimated Work Cost, Tenant shall furnish to Landlord written notice of its acceptance or rejection of the final cost proposal within five (5) business days after receipt of same from Landlord.

               2.10 Landlord shall cause its contractor to complete the construction of the Tenant Improvements within seventy (70) calendar days following approval of the Approved Plans, receipt of all building permits required by governmental agencies having jurisdiction thereof, and/or approval of the final cost proposal, whichever is later.

               2.11 Tenant shall pay to Landlord the amount by which the actual costs to construct and install the Tenant Improvements exceeds the Tenant's Allowance within fifteen (15) business days after receipt of a bill therefor from Landlord.

               2.12 In the event of delays in performance in accordance with the foregoing schedule, the parties' remedies shall be as set forth in Section 7 below.

        3.     Preliminary Plans.

               3.1 Tenant shall furnish to Landlord Tenant's Programming Information by the time set forth in Section 2.1 above. Promptly thereafter, Tenant shall cause the Space Planner to prepare preliminary space plans and specifications (the "Preliminary Plans") for all leasehold improvements to be constructed by Landlord for Tenant in the Premises, which Preliminary Plans shall be sufficient to obtain a preliminary cost estimate for the construction and installation of the Tenant Improvements as shown thereon. The cost of the preparation of Preliminary Plans shall be charged against the Tenant's Allowance. Tenant shall furnish the Preliminary Plans to Landlord by the time set forth in Section 2.2 above. Landlord shall furnish the Estimated Work Cost to Tenant by the time set forth in Section 2.3 above.

               3.2 In the preparation of Preliminary Plans and Approved Plans, no deviation shall be permitted from the Standards with respect to entry doors and hardware, entry graphics, ceiling systems, life safety systems, or perimeter window coverings. Subject to Landlord's approval, Tenant may deviate from the Standards as to partitions, floor coverings, wall finishes, special lighting fixtures, or other items as to which deviations may be permitted, provided that no deviation shall be of lesser quality than the Standards. Landlord will not approve of any deviations which (a) do not conform to applicable governmental regulations or are disapproved by any governmental agency, (b) that require Building service beyond the level normally provided to other tenants in the Building, (c) that because of fabrication time or other factors would delay the construction schedule (unless Tenant agrees that the Commencement Date will not be extended by such delay), or (d) that in Landlord's reasonable opinion are of a nature or quality that are inconsistent with Landlord's overall plan or objectives for the Building.

        4.     Tenant's Allowance.

               4.1 Landlord shall pay for the construction and installation of the Tenant Improvements up to but not in excess of the Tenant's Allowance as to the Tenant Improvements. Tenant shall pay the cost of all Tenant Improvements in excess of the Tenant's Allowance. The cost of Tenant Improvements shall include the cost of all labor and materials for the construction and installation of the Tenant Improvements; the cost of all permits, licenses, and fees; all amounts paid to Landlord's contractors under and pursuant to contracts for the construction and installation of the Tenant Improvements; all architectural, engineering, space planning, and other consultants' fees; all amounts paid for mechanical drawings, plans, specifications, shop drawings, designs, and layouts; and incidental costs related to the foregoing.

               4.2 Landlord shall obtain an estimate of the cost of Tenant Improvements as shown on the Preliminary Plans. Landlord shall promptly notify Tenant of the amount of such cost estimate plus the amount required to pay for the preparation of architectural and engineering construction drawings for the Tenant Improvements (the "Estimated Work Cost"). LANDLORD CANNOT AND DOES NOT GUARANTY THE ACCURACY OF SUCH ESTIMATED WORK COST. If the Estimated Work Cost is less than or equal to the Tenant's Allowance then Landlord shall proceed in accordance with Section 5 below.

               4.3 If the Estimated Work Cost is greater than the Tenant's Allowance, then Tenant shall give written notice to Landlord of Tenant's acceptance or rejection of the Estimated Work Cost within the time period set forth in Section 2.4 above. Unless Landlord receives Tenant's written rejection within such period, the Estimated Work Cost shall be deemed accepted by Tenant. If within such period Landlord receives Tenant's written rejection of the Estimated Work Cost, then within the time period set forth in Section 2.5 above, Tenant shall meet with the Space Planner and the Landlord's contractor to revise the Preliminary Plans. At such meetings, Tenant may, at Tenant's option, elect to eliminate one or more items shown on the Preliminary Plans so as to reduce the Estimated Work Cost. All costs of Tenant-initiated changes requiring revisions, including engineering, estimating, coordination, layout, and printing of drawings, specification changes, and any other incidental expenses, shall be included in the cost of the Tenant Improvements. Following such revisions, Landlord shall submit a new Estimated Work Cost to Tenant, and the same procedure will be followed as set forth above until Tenant has accepted a proposal. Any time consumed in revising plans or in revising the Estimated Work Cost shall be considered a Tenant Delay (as defined in Section 7.3 hereof) and shall not delay the Commencement Date of the Lease. If Tenant does not so elect to revise the Preliminary Plans, or if Tenant does so elect but the Estimated Work Cost after accounting for the revisions is still greater than the Tenant's Allowance, or if Tenant otherwise approves or is deemed to have approved of the Estimated Work Cost, then Tenant shall forthwith deposit with Landlord an amount (the "Construction Deposit") equal to the difference between the Tenant's Allowance and the Estimated Work Cost (as the same may have been revised), whereupon Landlord shall proceed in accordance with Section 5 below.

               4.4 The Tenant's Allowance shall be available only for the cost of Tenant Improvements as described in Section 4.1 above. If the cost of Tenant Improvements is less than the Tenant's Allowance, the difference shall be retained by Landlord.

        5.     Construction of Tenant Improvements.

               5.1 Landlord shall cause its architect and engineer to prepare construction drawings and specifications for the Tenant Improvements based strictly on the Preliminary Plans within the time period set forth in Section
2.6 above. Prior to the commencement of construction, Tenant shall be given an opportunity to review the construction drawings to confirm that they conform to the Preliminary Plans. Tenant shall have the time period set forth in Section
2.7 above in which to give written notice to Landlord of Tenant's acceptance or rejection of the construction drawings. Unless Landlord receives Tenant's written rejection within such period, the construction drawings shall be deemed approved by Tenant ("Approved

Plans"). Such Approved Plans shall create no responsibility or liability on the part of Landlord for the completeness of such plans, their design sufficiency or compliance with applicable statutes, ordinances or regulations.

               5.2 Within the time period set forth in Section 2.8 above, Landlord shall prepare a final cost proposal based upon the Approved Plans. The final cost proposal shall contain a complete cost breakdown by line item, including without limitation costs of architectural and engineering fees, plan check and permit fees and other governmental fees, sales and use taxes, and all other costs to be expended by or on behalf of Landlord in connection with the construction, and installation of the Tenant Improvements. If the final cost proposal is less than or equal to the Estimated Work Cost, Landlord shall authorize construction to commence. If the final cost proposal is greater than the Estimated Work Cost, Tenant shall have the time period set forth in Section
2.9 above in which to give written notice to Landlord of Tenant's acceptance or rejection of the final cost proposal. If Tenant rejects such cost proposal, Tenant shall meet with Landlord, the Space Planner, and Landlord's contractor to make revisions. All costs of Tenant-initiated changes requiring such revisions shall be included in the cost of the Tenant Improvements. Following such revisions, Landlord shall submit a new cost proposal to Tenant, and the same procedure will be followed as set forth above until Tenant has accepted a proposal. Any time consumed in revising the drawings or revising the estimated cost of construction shall be considered a Tenant Delay and shall not delay the Commencement Date of the Lease.

               5.3 No work shall commence until the Approved Plans are filed with the governmental agencies having jurisdiction thereof, all required building permits have been obtained, and the Space Planner has certified that to the best of its knowledge, if performed in accordance with the Approved Plans, the work will comply with all laws, codes, regulations, and statutes applicable to such work.

               5.4 Landlord shall cause the Tenant Improvements to be constructed or installed in the Premises by White Construction in accordance with the Approved Plans.

               5.5 Landlord shall have no obligation to Tenant for defects in design, workmanship, or materials, but shall use its reasonable best efforts to enforce the contractor's obligations therefor and shall, as appropriate under the terms of the Lease, assign to Tenant any manufacturer's warranties with respect to the work.

               5.6 Upon substantial completion of the construction and installation of the Tenant Improvements, Tenant shall pay to Landlord the amount, if any, by which the actual costs incurred by or on behalf of Landlord in connection with the construction and installation of the Tenant Improvements, including the costs of any authorized change orders as defined below, exceeds the sum of the Tenant's Allowance. Tenant shall pay to Landlord, within the time period set forth in Section 2.11 above, the amount of any such excess, or Landlord may require that Tenant deposit with Landlord the full amount of such excess prior to move-in. No portion of the Tenant's Allowance shall be used to pay Tenant or Tenant's agents, contractors, or employees, unless and until Landlord's contractors and any other persons and entities employed by or under contract with Landlord have been paid in full.

               5.7 Any changes to the construction work may be made only upon written request by Tenant approved in writing by Landlord, or as may be required by any governmental agency, or as may be required due to structural or unanticipated field conditions, in each instance evidenced by a written change order describing the change.

        6.     Additional Tenant Work.

               6.1 If Tenant desires any work in addition to the Tenant Improvements to be performed in the Premises (the "Additional Tenant Work"), Tenant, at Tenant's expense, shall cause plans and specifications for such additional work to be prepared either by arranging therefor with Landlord's architect or engineer, or by arranging therefor with consultants of Tenant's own selection with the prior approval of Landlord. All plans and specifications for Additional Tenant Work shall be subject to review by Landlord to insure that the Additional

Tenant Work is compatible with all other construction, as well as the electrical and mechanical systems, within the Building, and that it complies with all applicable codes, laws, rules, and regulations. Landlord's approval of Tenant's plans and specifications for any Additional Tenant Work shall not be arbitrarily withheld. If Landlord should approve of Tenant's plans and specifications for any Additional Tenant Work, Landlord shall, subject to the following terms and conditions, grant to Tenant and Tenant's agents, a license to enter the Premises prior to the Commencement Date in order that Tenant may perform or cause to be performed the Additional Tenant Work in accordance with the plans and specifications therefor previously approved by Landlord:

                      6.1.1 Tenant shall give Landlord not less than five (5) business days' prior written notice of the request to have such access to the Premises, which notice must contain or be accompanied by: (i) a description and schedule for the work to be performed by those persons and entities for whom such early access is being requested; (ii) the names and addresses of all contractors, subcontractors, and material suppliers for whom such access is being requested; (iii) the approximate number of individuals, itemized by trade, who shall be present in the Premises; (iv) copies of all contracts pertaining to the performance of the work for which such early access is being requested; (v) copies of all licenses and permits required in connection with the performance of the work for which such access is being requested; (vi) certificates of insurance and instruments of indemnification against all claims, costs, expenses, damages, suits, fines, penalties, actions, causes of action, and liabilities which may arise in connection with such work; and (vii) assurances of the availability of funds sufficient to pay for all such work, if such assurances are requested by Landlord. Each of the foregoing shall be subject to Landlord's approval, which approval shall not be arbitrarily withheld.

                      6.1.2 Such early access is subject to scheduling by Landlord.

                      6.1.3 Tenant's agents, contractors, workers, mechanics, suppliers, and invitees must work in harmony and not interfere with Landlord and Landlord's contractor in doing work in the Premises, in other premises, and common areas of the Building, and in the general operation of the Building. If at any time such entry shall cause or threaten to cause disharmony or interference, including labor disharmony, Landlord may withdraw its license upon twenty-four (24) hours' prior written notice to Tenant.

                      6.1.4 In the event that Landlord's work in the Premises and Tenant's work in the Premises (pursuant to the license granted herein) progress simultaneously, Landlord shall not be liable for injury to any person or for damage to any property of Tenant, Tenant's employees, agents, licensees, or invitees, from any cause whatsoever, occurring upon or about the Premises, and Tenant shall indemnify and save Landlord harmless from any and all liability and claims arising out of or connected with any such injury or damage. Tenant will not permit any lien on any part of the Building allegedly resulting from any work or materials furnished or obligations incurred by or for Tenant. Tenant will discharge any such lien of record immediately upon its filing.

                      6.1.5 Tenant agrees that it is liable to Landlord for any damage to the Premises or to any portion of the work in the Premises caused by Tenant or any of Tenant's employees, agents, licensees, or invitees.

        7.     Completion and Delays.

               7.1 The work to be performed by Landlord under this Work Letter Agreement shall be deemed substantially completed on the date on which Landlord delivers to Tenant either (a) an occupancy permit (permanent or temporary) from the governmental agency responsible for issuing the same, or (b) a certification from Landlord's Space Planner stating that the Premises are substantially complete and ready for occupancy in accordance with the Approved Plans, or that any remaining work fully described by the Space Planner on a "punch list" thereafter to be completed with due diligence by the Landlord's contractor will not substantially adversely affect Tenant's ability to occupy said Premises.

               7.2 When Landlord considers the Tenant Improvements to be substantially completed, Landlord will notify Tenant and within ten (10) business days thereafter, Landlord's representative and Tenant's representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Tenant Improvements. Neither Landlord's representative nor Tenant's representative shall unreasonably withhold his or her agreement on punchlist items. Landlord shall use reasonable efforts to cause the contractor performing the Tenant Improvements to complete all punchlist items within sixty (60) days after agreement thereon; however, Landlord shall not be obligated to engage overtime labor in order to complete such items.

               7.3 If Landlord is delayed in substantially completing any work as a result of any of the following circumstances or events ("Tenant Delays"), the Commencement Date shall not be deferred by reason of such delay, to wit:

                      7.3.1 Tenant's failure to furnish information in accordance with Section 2 above;

                      7.3.2 Tenant's request for any special, long-lead materials or installations as part of the Tenant Improvements that do not conform to the Standards;

                      7.3.3 Tenant's changes in any drawings, plans, or specifications, after the date of submission of the Approved Plans;

                      7.3.4 Any changes initiated by Tenant by reason of Tenant's disapproval of cost proposals or resulting in the preparation of revised cost proposals;

                      7.3.5  Field changes to the construction work;

                      7.3.6 The delivery, installation, or completion of any Tenant-finish work performed by Tenant's employees or agents;

                      7.3.7 The performance of any Additional Tenant Work, or any failure to complete or delay in completion of such work; or

                      7.3.8  Any other act or omission of Tenant.

               7.4 If, for any reason, Landlord cannot complete the Tenant Improvements by the Estimated Commencement Date, deliver possession of the Premises to Tenant on the Estimated Commencement Date, or perform any other covenant contained in this Work Letter Agreement or in the Lease related to the work described in this Work Letter Agreement, Landlord shall not be in breach of this Work Letter Agreement or the Lease, and shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder, except as follows:

                      7.4.1 In any such case (unless caused by Tenant Delays), Tenant shall not be obligated to pay rent or perform any other obligation of Tenant under the terms of the Lease (other than payment and performance due in advance of occupancy as provided in the Lease or this Work Letter Agreement), until possession of the Premises is tendered to Tenant; and

                      7.4.2 If the deferred Commencement Date does not occur within one hundred eighty (180) days after the Estimated Commencement Date (for any reason other than Tenant Delays), as the same may be extended by written agreement of the parties, Tenant may, at Tenant's option, by written notice to Landlord within ten (10) business days thereafter, cancel the Lease, in which event the parties shall be discharged from all obligations under the Lease and this Work Letter Agreement, and Landlord shall return any money previously deposited by Tenant. If such written notice by Tenant is not received by Landlord within such ten-day period, Tenant's right hereunder to cancel the Lease and this Work Letter Agreement shall terminate and be of no further force or effect.

        8.     General.

               8.1 All drawings, space plans, plans, and specifications for any improvements or installations in the Premises are expressly subject to Landlord's prior written approval. Any approval by Landlord or Landlord's architects or engineers of any of Tenant's drawings, plans, or specifications which are prepared in connection with construction of improvements in the Premises shall not in any way bind Landlord or constitute a representation or warranty by Landlord as to the adequacy or sufficiency of such drawings, plans, or specifications, or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely evidence the consent of Landlord to Tenant's construction of improvements in the Premises in accordance with such drawings, plans, or specifications.

               8.2 Any failure by Tenant to pay any amounts due hereunder shall have the same effect under the Lease as a failure to pay rent. Any such failure, or the failure by Tenant to perform any of its other obligations hereunder, shall constitute an event of default under the Lease, entitling Landlord to all of its remedies under the Lease, at law, and in equity.

        IN WITNESS WHEREOF, the parties have executed this Work Letter Agreement, at San Diego, California, concurrently with their execution of the Lease.


"LANDLORD"                              "TENANT"

I&G HIGHBLUFF, INC.,                    INTERACTIVE TELESIS, INC.,
a Delaware corporation                  a Delaware corporation

By: JONES LANG LASALLE AMERICAS,
    INC., as Agent for I&G Highbluff,   By: /s/ DONALD E. CAMERON
    Inc.                                    -----------------------------------
                                        Name:  Donald E. Cameron
                                              ---------------------------------
                                        Title: CEO
                                               --------------------------------

By:                                     By: /s/ WILLIAM R. ADAMS
    --------------------------------        -----------------------------------

Name:                                   Name: William R. Adams
      ------------------------------          ---------------------------------
Title:                                  Title: CFO
       -----------------------------           --------------------------------

                                    EXHIBIT C

                      STANDARDS FOR UTILITIES AND SERVICES

        This Exhibit "C," Standards for Utilities and Services, supplements the Lease between Landlord and Tenant to which this Exhibit is attached.

        Landlord shall provide the utilities and services set forth in this Exhibit at all times during the term of the Lease subject to the provisions of the Lease concerning Landlord's inability to supply such utilities and services. Landlord reserves the right to adopt such reasonable nondiscriminatory modifications and additions to the following standards as it deems necessary and appropriate from time to time. Landlord shall not be obligated to supply any utilities or services to Tenant at any time during which Tenant is in default under the terms of the Lease.

        1. Landlord shall provide automatic elevator services on Monday through Friday from 8:00 a.m. to 6:00 p.m. and on Saturday from 8:00 a.m. to 12:00 noon (such times referred to in this Exhibit as "Business Hours"); provided, however, that Landlord shall not be obligated to provide such elevator services on any day which is designated as a federal holiday or on any Saturday which precedes or follows any federal holiday. At all other times Landlord shall provide at least one elevator operated by security personnel or by an automatic security access system.

        2. Landlord shall provide to the Premises, during Business Hours (and at other times for an additional charge to be fixed by Landlord), heating, ventilation, and air conditioning ("HVAC") when and to the extent in the judgment of Landlord any such sources may be required for the comfortable occupancy of the Premises for general office purposes. Landlord shall not be responsible for room temperatures and conditions in the Premises if the lighting or receptacle load for Tenant's equipment and fixtures exceed those listed in
Section 3 of this Exhibit, if the Premises are used for other than general office purposes or if the building standard blinds and curtains in the Premises are not used and/or closed to screen the rays of direct sunlight. If any lights, machines, or equipment (including, without limitation, computers) are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the Building HVAC or generate substantially more heat in the Premises than would be generated by the Building standard lights and usual fractional horsepower office equipment, Landlord shall have the right to install any machinery and equipment which Landlord reasonably deems necessary to restore temperature balance (including, without limitation, modifications to the standard air conditioning equipment) and the cost thereof, including the cost of installation and any additional cost of operation and maintenance occasioned thereby, shall be paid by Tenant to Landlord upon demand by Landlord.

        3. Landlord shall furnish to the Premises during Business Hours electric current for routine lighting and operation of general office machines such as typewriters, dictating equipment, desk model adding machines, and similar devices which operate on 110 volt alternating current electrical power with demands, wattages, and ampere draws which do not exceed the reasonable capacity of building standard office lighting and receptacles and are not in excess of limits imposed or recommended by governmental authorities. Landlord shall replace bulbs and/or ballasts in building standard florescent lighting fixtures within the Premises. Tenant shall be responsible for replacing all other non building standard items (non standard bulbs, ballasts, ceiling tiles, etc.).

        4. Landlord shall furnish to the lavatories within the Premises or within the Building water for normal lavatory and drinking purposes. If Tenant requires, uses or consumes water for any purposes in addition to ordinary drinking and lavatory purposes, as reasonably determined by Landlord, Landlord may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant's occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense, in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant. Tenant agrees to pay for water consumed, as shown on said meter, as and when bills are rendered, and on default in making such payment, Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses incurred, or payments made by Landlord for any of the reasons or purposes hereinabove stated shall be deemed to be additional rent payable by Tenant and collectible by Landlord as such.

        5. No special electrical equipment, air conditioning systems, heating systems, or space heaters shall be installed nor shall any changes be made to the HVAC, electrical, or plumbing systems in the Building without the prior written approval of Landlord in accordance with the provisions of the Lease governing alterations requested by Tenant. Tenant shall not without the prior written consent of Landlord, which consent shall not be unreasonably withheld, use any apparatus, machines, or devices in the Premises which uses current in excess of 110 volts AC or which has a demand, wattage, or ampere draw which exceeds the electrical systems installed in the Building or in any way which will increase the amount of electricity or water usually supplied for the use of the Premises for general office purposes.

        6. Landlord may impose reasonable conditions upon any consent for use of any apparatus, machine, or device which exceeds the limitations set forth in this Exhibit. Tenant agrees to cooperate fully with Landlord at all times to abide by all regulations and requirements which Landlord may prescribe for proper functioning and protection of the Building HVAC, electrical, and plumbing systems. Tenant shall comply with all laws, statutes, ordinances, and governmental rules and regulations now in force or which may be enacted or promulgated in connection with building services furnished to the Premises, including, without limitation, any governmental rule or regulation relating to the heating or cooling of the Building.

        7. Landlord shall provide janitorial services to the Premises on each day Sunday through Thursday (except federal holidays) provided the Premises are used exclusively for the uses permitted by the Lease and are kept in reasonable order by Tenant. Tenant shall pay to Landlord any extra cost for cleaning or removal of any rubbish or garbage to the extent the nature or amount of such cleaning, refuse, or garbage exceeds the amount which is generally produced by use of the Premises for general office purposes.

        8. Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electric systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed, and shall further have no responsibility or liability for failure to supply elevator facilities, plumbing ventilating, air conditioning or electric service, when prevented from so doing by any reason beyond Landlord's control. It is expressly understood and agreed that any covenants on Landlord's part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike, labor trouble, mechanical breakdown or any other cause whatsoever beyond Landlord's reasonable control.

                                    EXHIBIT D

                             INSURANCE REQUIREMENTS

        The following requirements (collectively, the "INSURANCE REQUIREMENTS") shall be complied with by Tenant at all times during the Term:

        1. Insurance to be Maintained by Tenant. At all times during the Term, Tenant shall maintain, at Tenant's expense, the following insurance coverage:

               (a) "ALL RISK" or "SPECIAL CAUSES OF LOSS" property insurance covering all physical loss to the Alterations and Tenant's Property in the Premises for their full replacement cost;

               (b) broad form commercial general liability insurance (including protective liability coverage on operations of independent contractors engaged in construction and blanket contractual liability insurance), written on a per occurrence basis with an aggregate limit of not less than $2,000,000, a per-occurrence limit of not less than $2,000,000 and with other limits reasonably satisfactory to Landlord;

               (c) business interruption insurance and extra expense coverage covering risk of loss of income and charges and costs incurred due to the occurrence of any of the hazards covered by the insurance to be maintained by Tenant described in Paragraph 1(a) above, including prevention of, or denial of use of or access to, all or part of the Premises or the Building, with coverage in a face amount of not less than the aggregate amount, for a period of twelve
(12) months following the insured-against peril, of the loss of income, charges and costs contemplated under the Lease and in all events shall be carried in amounts necessary to avoid any coinsurance penalty that could apply;

               (d) worker's compensation insurance and employer's liability coverage in statutory limits, and California State disability insurance as required by Law, covering all employees; and

               (e) such other coverage as Landlord or any mortgagee of Landlord may require with respect to the Premises, its use and occupancy and the conduct or operation of business therein.

        Landlord may, from time to time, but not more frequently than once every year, adjust the minimum limits set forth above.

        2. Insurer and Policy Requirements. All insurance policies to be maintained under Paragraph 1 (a) shall be issued by companies of recognized responsibility, licensed to do business in the State of California, reasonably acceptable to Landlord, and maintaining a rating of A-/XII or better in Best's Insurance Reports-Property-Casualty (or an equivalent rating in any successor index adopted by Best's or its successor), (b) shall provide that they may not be cancelled or modified unless Landlord and all additional insureds and loss payees thereunder are given at least thirty (30) days prior written notice of such cancellation or modification, (c) shall name, as additional insureds, I&G Highbluff, Inc., a Delaware corporation (Landlord), Jones Lang LaSalle Americas, Inc. (Agent), LPI Service Corporation (Property Manager), and any mortgagee of Landlord whose name and address shall have been furnished to Tenant, and (d) shall be primary and non-contributory in all respects. All policies providing property insurance coverage pursuant to Paragraph 1(a) shall name, as loss payees, Landlord, each Mortgagee of Landlord described above and Tenant, as their interests may appear.

        3. Evidence of Coverage; Renewals. Prior to the Commencement Date or, in the case of insurance required during the performance of Alterations, prior to the commencement of the Alterations, Tenant shall deliver to Landlord certificates of insurance for the insurance coverage required by Paragraph 1 and, if required by Landlord, copies of the policies therefor, in each case, in form and providing for deductibles reasonably satisfactory to Landlord. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord certificates of renewal at least thirty (30) days before the expiration of any existing policy. If Tenant fails to procure or maintain any insurance required by this Lease and to pay all premiums and charges therefor, Landlord may (but shall not be obligated to) pay the same, and Tenant shall reimburse Landlord, within twenty
(20) days after demand, for all such sums paid by Landlord.

        4. Additional Insurance, Blanket Insurance. Tenant shall not carry separate or additional insurance, concurrent in form or contributing in the event of any loss or damage with any insurance required to be obtained by Tenant under this Lease unless the parties required by Paragraph 2 to be named as additional insureds or loss payees thereunder are so named. Tenant may carry any insurance coverage required of it hereunder pursuant to blanket policies of insurance so long as the coverage afforded Landlord and the other additional insureds or loss payees, as the case may be, thereunder shall not be less than the coverage that would be provided by direct policies.

                                    EXHIBIT E

                         BUILDING RULES AND REGULATIONS

        Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of the Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of, or visitors to, the Project.

        1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon termination of the Lease, all keys to the Building and the Premises shall be surrendered to Landlord.

        2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

        3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the San Diego area. Tenant, its employees, and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents, or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building Register when so doing. Access to the Building may be refused unless the person seeking access has proper identification, as reasonably defined by Landlord, or has a previously arranged a pass for access to the Building. The Landlord and Landlord's Affiliates shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

        4. No furniture, freight, or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving of the same into or out of the Building shall be scheduled with Landlord, utilizing the freight elevator only, and only at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size, and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants, or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

        5. No furniture, packages, supplies, equipment, or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such specific elevator as shall be designated by Landlord.

        6. Landlord shall have the right to control and operate the public portions of the Project, the public facilities, and any other facilities furnished for the common use of Tenants, in such manner as determined appropriate by Landlord, in its sole discretion.

        7. The requirements of Tenant will be attended to only upon application at the Office of the Building or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

        8. Tenant shall not employ any service or contractor for services or work to be performed in the Building, except as approved by Landlord.

        9. No Tenant, employee, or invitee shall go upon the roof of the Building.

        10. Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate with Landlord or agent of Landlord to prevent same.

        11. The toilet rooms, urinals, wash bowls, and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

        12. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork, or plaster or in any way deface the Premises or any part thereof without Landlord's reasonable consent first had and obtained.

        13. No vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained, or operated upon the Premises without the written consent of Landlord.

        14. Tenant shall not use or keep in or on the Premises of the Building any kerosene, gasoline, or other inflammable or combustible fluid or material.

        15. Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent from Landlord.

        16. Tenant shall not use, keep, or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, or interfere in any way with other Tenants or those having business therein.

        17. Tenant shall not suffer or permit smoking or carrying of lighted cigars, cigarettes, or pipes in areas designated by Landlord or by applicable government agencies as non-smoking areas, nor shall Tenant smoke or permit its employees to smoke in the immediate vicinity of the entrance and exit doors to the Building.

        18. Tenant shall not bring into or keep within the Building or the Premises any animals, birds, bicycles, or other vehicles.

        19. No cooking shall be done or permitted by any Tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging, or for any improper, objectionable, or immoral purposes. Notwithstanding the foregoing, Underwriters' Laboratory-approved equipment may be used in the Premises for brewing coffee, tea, hot chocolate, and similar beverages, provided that such use is in accordance with all applicable Federal, state, and city laws, codes, ordinances, rules, and regulations.

        20. Landlord will approve where and how telephone, telegraph, computer, and any other cables and/or wires are to be introduced to the Premises. No boring or cutting for cables or wires shall be allowed without the consent of Landlord. The location of telephones, call boxes, and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

        21. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

        22. Tenant, its employees, visitors, and agents shall not loiter in the entrances, corridors or any Common Areas, nor in any way obstruct the sidewalks, lobby, halls, stairways,


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

restrooms, or elevators, and shall use the same only as a means of ingress and egress for the Premises.

        23. In all carpeted areas where desks and chairs are utilized, Landlord shall require Tenant, at Tenant's own cost, to place mats under each and every chair in order to protect said carpeting from unnecessary wear and tear.

        24. Tenant shall not waste electricity, water, or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's HVAC system, and shall refrain from attempting to adjust any controls. Tenant shall cooperate fully with any energy or resource conservation program implemented by Landlord with regard to the Building.

        25. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the area without violation of any law or ordinance governing such disposal. All trash, garbage, and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

        26. Tenant shall comply with all safety, fire protection, and evacuation procedures and regulations established by Landlord or any governmental agency.

        27. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery, and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

        28. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

        29. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design, and bulb color approved by Landlord.

        30. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways, or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels, or other articles be placed on the window sills.

        31. No sign, placard, picture, name, advertisement, or notice visible from the exterior or the Premises shall be inscribed, painted, affixed, or otherwise displayed by Tenant on any part of the Building without the prior written consent of Landlord. Landlord will adopt and furnish to Tenant guidelines relating to signs inside the Building on the office floors. Tenant agrees to conform to such guidelines, but may request approval of Landlord for modifications, which approval may be granted or withheld in Landlord's sole and absolute discretion. All approved signs or lettering on doors shall be printed, painted, affixed, or inscribed at the expense of Tenant by a person approved by Landlord. Material visible from outside the Building will not be permitted.

        32. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care, and cleanliness of the Premises and Building, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord shall not be


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

responsible to Tenant or to any other person for the nonobservance of the Rules and Regulations by another tenant or other person, and such nonobservation by any other tenant or person shall not relieve Tenant of its obligation to comply with these Rules and Regulations. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

                                  PARKING RULES

        1. Parking areas shall be used only for parking by vehicles no longer than full size passenger automobiles.

        2. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those Landlord designated by Landlord or Landlord's parking operator for such activities.

        3. Parking stickers or identification devices shall be the property of Landlord or Landlord's parking operator and be returned to Landlord or Landlord's parking operator by the holder thereof upon termination of the holder's parking privileges. Tenant will pay such replacement charge as is reasonably established by Landlord or Landlord's parking operator for the loss of such devices.

        4. Landlord or Landlord's parking operator reserves the right to refuse the sale of monthly identification devices to any person or entity that willfully refuses to comply with the applicable rules, regulations, laws, and/or agreements.

        5. Landlord or Landlord's parking operator reserves the right to relocate all or a part of parking spaces from floor to floor, within one floor, and/or reasonably adjacent offsite location(s), and to reasonably allocate them between compact and standard size spaces, as long as the same complies with applicable laws, ordinances, and regulations. Landlord or Landlord's parking operator further reserves the right to reserve specific parking spaces within the parking areas for the exclusive use of certain tenant(s) in the Project.

        6. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking. The speed limit within all parking areas shall be five (5) miles per hour.

        7. Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Landlord or Landlord's operator will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

        8. Validation, if established, will be permissible only by such method or methods as Landlord or Landlord's parking operator may establish at rates generally applicable to visitor parking.

        9. The maintenance, washing, waxing, or cleaning of vehicles in the parking areas or Project is prohibited.

        10. Tenant shall be responsible for seeing that all of its employees, agents, and invitees comply with the applicable parking rules, regulations, laws, and agreements.

        11. Landlord or Landlord's parking operator reserves the right to modify these rules and/or adopt such other reasonable and non-discriminatory rules and regulations as it may deem necessary for the proper operation of the parking area.

        12. Such parking use as is herein provided is intended merely as a license only and no bailment is intended or shall be created hereby.


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